                                                                     Exhibit 2.1




                              AMENDED AND RESTATED



                          AGREEMENT AND PLAN OF MERGER



                                     BETWEEN



                          MOTIVEPOWER INDUSTRIES, INC.



                                       AND



                         WESTINGHOUSE AIR BRAKE COMPANY



                         DATED AS OF SEPTEMBER 26, 1999

                                TABLE OF CONTENTS

                          AGREEMENT AND PLAN OF MERGER

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                                                   ARTICLE I

                                                  THE MERGER

Section 1.1.  The Merger..........................................................................................2
Section 1.2.  Effective Time......................................................................................2
Section 1.3.  Effects of the Merger...............................................................................3
Section 1.4.  Charter and By-Laws; Board of Directors; Management Succession......................................3
Section 1.5.  Conversion of Securities............................................................................3
Section 1.6.  WABCO to Make Certificates Available................................................................4
Section 1.7.  Dividends; Transfer Taxes; Withholding..............................................................4
Section 1.8.  No Fractional Securities............................................................................5
Section 1.9.  Return of Exchange Fund.............................................................................6
Section 1.10. No Further Ownership Rights in MotivePower Common Stock.............................................6
Section 1.11. Closing of MotivePower Transfer Books...............................................................6
Section 1.12. Lost Certificates...................................................................................6
Section 1.13. Further Assurances..................................................................................6
Section 1.14. Closing.............................................................................................7

                                                   ARTICLE II

                                     REPRESENTATIONS AND WARRANTIES OF WABCO

Section 2.1.  Corporate Organization..............................................................................7
Section 2.2.  Capitalization......................................................................................8
Section 2.3.  Authority; No Violation.............................................................................9
Section 2.4.  Consents and Approvals.............................................................................10
Section 2.5.  SEC Documents and Other Reports....................................................................10
Section 2.6.  Registration Statement and Joint Proxy Statement...................................................11
Section 2.7.  Absence of Certain Changes or Events...............................................................11
Section 2.8.  Permits and Compliance.............................................................................12
Section 2.9.  Tax Matters........................................................................................12
Section 2.10. Actions and Proceedings............................................................................13
Section 2.11. Certain Agreements.................................................................................14
Section 2.12. ERISA..............................................................................................14
Section 2.13. Labor Matters......................................................................................16
Section 2.14. Intellectual Property; Year 2000 Compliance........................................................16
Section 2.15. Environmental and Safety Matters...................................................................17
Section 2.16. Insurance..........................................................................................18
Section 2.17. Parachute Payments to Disqualified Individuals.....................................................18
Section 2.18. Required Vote of WABCO Stockholders................................................................19
Section 2.19. State Takeover Laws................................................................................19
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Section 2.20. Pooling of Interests; Reorganization...............................................................19
Section 2.21. Opinion of Financial Advisor.......................................................................19
Section 2.22. Broker's Fees......................................................................................19
Section 2.23. Unlawful Payments and Contributions................................................................19
Section 2.24. Real Property......................................................................................20
Section 2.25. Material Contracts.................................................................................20
Section 2.26. Warranties.........................................................................................21
Section 2.27. Pooling Letter.....................................................................................21

                                                    ARTICLE III

                                          REPRESENTATIONS AND WARRANTIES
                                                  OF MOTIVEPOWER

Section 3.1.  Corporate Organization.............................................................................22
Section 3.2.  Capitalization.....................................................................................22
Section 3.3.  Authority; No Violation............................................................................23
Section 3.4.  Consents and Approvals.............................................................................24
Section 3.5.  SEC Documents and Other Reports....................................................................24
Section 3.6.  Registration Statement and Joint Proxy Statement...................................................25
Section 3.7.  Absence of Certain Changes or Events...............................................................25
Section 3.8.  Permits and Compliance.............................................................................26
Section 3.9.  Tax Matters........................................................................................26
Section 3.10. Actions and Proceedings............................................................................27
Section 3.11. Certain Agreements.................................................................................27
Section 3.12. ERISA..............................................................................................28
Section 3.13. Labor Matters......................................................................................30
Section 3.14. Intellectual Property; Year 2000 Compliance........................................................30
Section 3.15. Environmental and Safety Matters...................................................................31
Section 3.16. Insurance..........................................................................................32
Section 3.17. Parachute Payments to Disqualified Individuals.....................................................32
Section 3.18. Required Vote of MotivePower Stockholders..........................................................32
Section 3.19. State Takeover Laws: Certain Charter Provisions....................................................32
Section 3.20. Pooling of Interests; Reorganization...............................................................32
Section 3.21. Opinion of Financial Advisor.......................................................................32
Section 3.22. Broker's Fees......................................................................................33
Section 3.23. MotivePower Rights Agreement; Other Matters........................................................33
Section 3.24. Unlawful Payments and Contributions................................................................33
Section 3.25. Real Property......................................................................................33
Section 3.26. Material Contracts.................................................................................34
Section 3.27. Warranties.........................................................................................35
Section 3.28. Pooling Letter.....................................................................................35


                                                   ARTICLE IV

                                               CONDUCT OF BUSINESS

Section 4.1.  Conduct of WABCO...................................................................................35
Section 4.2.  Conduct of MotivePower.............................................................................38
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                                                   ARTICLE V

                                             ADDITIONAL AGREEMENTS

Section 5.1.  No Solicitation....................................................................................40
Section 5.2.  Joint Proxy Statement; Registration Statement......................................................42
Section 5.3.  Shareholders Meetings..............................................................................43
Section 5.4.  Access to Information..............................................................................44
Section 5.5.  Notices of Certain Events..........................................................................44
Section 5.6.  Appropriate Action; Consents; Filings..............................................................45
Section 5.7.  Public Disclosure..................................................................................47
Section 5.8.  Reorganization.....................................................................................47
Section 5.9.  Comfort Letters....................................................................................47
Section 5.10. Compliance with the Securities Act and Pooling of Interests Restrictions...........................48
Section 5.11. Listing or Quotation of Stock......................................................................48
Section 5.12. Indemnification of Directors and Officers..........................................................49
Section 5.13. MotivePower Stock Options..........................................................................49
Section 5.14. Benefit Plans to be Honored........................................................................50
Section 5.15. State Takeover Laws................................................................................50
Section 5.17. Transfer Taxes.....................................................................................51

                                                   ARTICLE VI

                                              CONDITIONS TO MERGER

Section 6.1.  Conditions to Each Party's Obligations.............................................................51
Section 6.2.  Additional Conditions to Obligations of MotivePower................................................52
Section 6.3.  Additional Conditions to Obligations of WABCO......................................................53

                                                  ARTICLE VII

                                                  TERMINATION

Section 7.1.  Termination........................................................................................54
Section 7.2.  Effect of Termination..............................................................................56
Section 7.3.  Fees and Expenses..................................................................................57
Section 7.4.  Amendment..........................................................................................58
Section 7.5.  Extension; Waiver..................................................................................58

                                                  ARTICLE VIII

                                                  MISCELLANEOUS

Section 8.1.  Nonsurvival of Representations, Warranties and Agreements..........................................58
Section 8.2.  Notices............................................................................................59
Section 8.3.  Interpretation.....................................................................................60
Section 8.4.  Counterparts.......................................................................................60
Section 8.5.  Entire Agreement; No Third Party Beneficiaries.....................................................60
Section 8.6.  Governing Law......................................................................................60
Section 8.7.  Assignment.........................................................................................61
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



                             TABLE OF DEFINED TERMS

Term                                                          Section
----                                                          -------

Affected Employees                                            5.14(b)
Agreement                                                     Preamble
Antitrust Laws                                                5.6(b)
Articles of Merger                                            1.2
Business Unit                                                 5.6(b)
Certificate of Merger                                         1.2
Certificates                                                  1.6(b)
Closing                                                       1.14
Code                                                          Recitals
Computer Systems                                              2.14(b)
Confidentiality Agreement                                     5.4
Constituent Corporations                                      Preamble
DGCL                                                          1.1
Draft Letter                                                  3.28
Effective Time                                                1.2
End Date                                                      7.1(b)
Environmental Laws                                            2.15(a)
ERISA                                                         2.12(a)
ERISA Affiliate                                               2.12(d)(iii)
ESPP                                                          2.2(a)
Exchange Act                                                  2.5
Exchange Agent                                                1.6(a)
Exchange Fund                                                 1.6(a)
Exchange Ratio                                                1.5(b)
GAAP                                                          2.5
Governmental Entity                                           2.4
HSR Act                                                       2.4
Indemnified Parties                                           5.12(a)
Intellectual Property Rights                                  2.14(a)
IRS                                                           2.9
Joint Proxy Statement                                         2.4
Knowledge of MotivePower                                      3.8
Knowledge of WABCO                                            2.8
Liens                                                         2.2(b)
Material Adverse Effect                                       2.1(a)
Material Agreement                                            2.3(b)
MotivePower                                                   Preamble
MotivePower Articles of Incorporation                         3.1(a)
MotivePower Common Stock                                      Recitals
MotivePower Director Option Plan                              3.2(a)
MotivePower Disclosure Letter                                 Article III

MotivePower Ex-U.S. Pension Plan                              3.12(e)
MotivePower Fees and Expenses                                 7.3(b)
MotivePower Leased Property                                   3.25(b)
MotivePower Leases                                            3.25(b)
MotivePower Material Contracts                                3.26
MotivePower Multiemployer Plan                                3.12(d)(ii)
MotivePower Option Agreement                                  Recitals
MotivePower Option Plan                                       3.2(a)
MotivePower Owned Real Property                               3.25(a)
MotivePower Permits                                           3.8
MotivePower Plan                                              3.12(d)(i)
MotivePower Preferred Stock                                   3.2(a)
MotivePower Real Property                                     3.25(b)
MotivePower Rights                                            3.2(a)
MotivePower Rights Agreement                                  3.2(a)
MotivePower SAK                                               3.2
MotivePower Shareholders Meeting                              5.3
MotivePower SEC Documents                                     3.5
MotivePower Series C Preferred Stock                          3.2(a)
MotivePower Stock Account                                     5.13
MotivePower Stock Plans                                       3.2(a)
MotivePower Tax Certificate                                   5.8
Merger                                                        Recitals
NYSE                                                          1.8
1995 Director Option Plan                                     2.2(a)
1995 Option Plan                                              2.2(a)
PBCL                                                          1.1
Permits                                                       2.8
Person                                                        4.1(c)
Registration Statement                                        2.4
SEC                                                           2.4
Securities Act                                                2.1(a)
Shareholders Meetings                                         5.3
Significant Proposal                                          5.1(a)
State and Foreign Approvals                                   2.4
Subsidiary                                                    2.1(a)
Substitute Option                                             5.13
Substitute SAR                                                5.13
Substitute Stock Account                                      5.13
Superior Proposal                                             5.1(a)
Surviving Corporation                                         1.1
Takeover Proposal                                             5.1(a)
Tax Return                                                    2.9
Taxes                                                         2.9
Vestar                                                        5.10(c)

Voting Trust                                                  5.10(c)
wholly-owned Subsidiary                                       2.1(a)
WABCO                                                         Preamble
WABCO Certificate of Incorporation                            2.1(a)
WABCO Common Stock                                            Recitals
WABCO Disclosure Letter                                       Article II
WABCO Employee Stock Ownership Trust                          3.23
WABCO Ex-U.S. Pension Plan                                    2.12(e)
WABCO Leased Property                                         2.24(b)
WABCO Leases                                                  2.24(b)
WABCO Material Contracts                                      2.25
WABCO Multiemployer Plan                                      2.12(d)(ii)
WABCO Option Agreement                                        Recitals
WABCO Owned Property                                          2.24(a)
WABCO Permits                                                 2.8
WABCO Plan                                                    2.12(d)(i)
WABCO Preferred Stock                                         2.2(a)
WABCO Real Property                                           2.24(b)
WABCO SEC Documents                                           2.5
WABCO Stock Options                                           2.2(a)
WABCO Stock Plans                                             2.2(a)
WABCO Stockholders Meeting                                    5.3
WABCO Tax Certificate                                         5.8
Worker Safety Laws                                            2.15(a)
Year 2000 Compliant                                           2.14(b)

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER



                  AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of September 26, 1999 (this "Agreement"), between MotivePower Industries, Inc., a Pennsylvania corporation ("MotivePower"), and Westinghouse Air Brake Company, a Delaware corporation ("WABCO") (MotivePower and WABCO being hereinafter collectively referred to as the "Constituent Corporations").


                              W I T N E S S E T H:


                  WHEREAS, MotivePower and WABCO are parties to that certain Agreement and Plan of Merger dated June 2, 1999, as amended as of July 19, 1999 (as so amended, the "Original Merger Agreement");

                  WHEREAS, MotivePower and WABCO wish to amend the Original Merger Agreement to provide for the merger of MotivePower with and into WABCO (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, par value $.01 per share, of MotivePower ("MotivePower Common Stock"), together with any associated MotivePower Right (as defined in Section 3.2(a)), not owned directly or indirectly by MotivePower or WABCO will be converted into shares of Common Stock, par value $.01 per share, of WABCO ("WABCO Common Stock");

                  WHEREAS, the respective Boards of Directors of MotivePower and WABCO have approved and declared advisable the Merger, upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the respective Boards of Directors of MotivePower and WABCO have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders;

                  WHEREAS, as a condition and inducement to WABCO entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, WABCO and MotivePower are entering into the Amended and Restated MotivePower Stock Option Agreement (the "MotivePower Option Agreement") pursuant to which MotivePower has granted WABCO an option, exercisable under the circumstances specified therein, to purchase shares of MotivePower Common Stock;

                  WHEREAS, as a condition and inducement to MotivePower entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, WABCO and MotivePower are entering into the Amended and

Restated WABCO Stock Option Agreement (the "WABCO Option Agreement") pursuant to which WABCO has granted MotivePower an option, exercisable under the circumstances specified therein, to purchase shares of WABCO Common Stock;

                  WHEREAS, concurrently with the execution hereof, in order to induce MotivePower to enter into this Agreement, MotivePower is entering into a Voting Agreement (the "Voting Agreement") with William E. Kassling, Robert J. Brooks, Harvard Private Capital Holdings, Inc., a Massachusetts corporation, and Vestar Equity Partners, L.P., a Delaware limited partnership (collectively, the "Principal Shareholders") providing for certain voting and other restrictions with respect to the shares of WABCO Common Stock beneficially owned by the Principal Shareholders upon the terms and conditions specified therein;

                  WHEREAS, concurrently with the execution hereof, in order to induce WABCO to enter into this Agreement, WABCO is entering into a Voting Agreement with John C. Pope providing for certain voting and other restrictions with respect to the shares of MotivePower Common Stock beneficially owned by John C. Pope upon the terms and conditions specified therein;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

                  NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  Section 1.1. The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Pennsylvania Business Corporation Law (the "PBCL") and the Delaware General Corporation Law (the "DGCL"), MotivePower shall be merged with and into WABCO at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of MotivePower shall cease and WABCO shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of MotivePower in accordance with the PBCL and the DGCL.

                  Section 1.2. Effective Time. As soon as practicable following the Closing (as defined in Section 1.14), MotivePower and WABCO will cause Articles of Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the PBCL, to be filed with the Department of State of the Commonwealth Pennsylvania and a Certificate of

Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, to be filed with the Secretary of State of Delaware. The Merger shall become effective on the date and at the time when the last of the following actions shall have been completed: (i) the Articles of Merger have been duly filed with the Department of State of the Commonwealth of Pennsylvania and (ii) the Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "Effective Time").

                  Section 1.3. Effects of the Merger. The Merger shall have the effects set forth in Section 1929 of the PBCL and Section 259 of the DGCL.

                  Section 1.4. Charter and By-Laws; Board of Directors; Management Succession. (a) At the Effective Time, the Certificate of Incorporation of WABCO, as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the By-Laws of WABCO shall be amended and restated in their entirety as set forth in Exhibit 1.4(b) and such By-Laws, as so amended and restated, shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Certificate of Incorporation.

                  (b) From and after the Effective Time, until duly changed in compliance with applicable law and the Certificate of Incorporation and By-Laws of the Surviving Corporation, the Board of Directors of the Surviving Corporation shall consist of the persons listed on Exhibit 1.4(c).

                  (c) At the Effective Time, Mr. William E. Kassling shall be the Chairman and Chief Executive Officer of the Surviving Corporation. The other officers of the Surviving Corporation shall include those persons listed on
Exhibit 1.4(d) who shall hold the office set forth opposite their respective name.

                  Section 1.5. Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of WABCO, MotivePower or the holders of any securities of the Constituent Corporations:

                  (a) All shares of MotivePower Common Stock, together with any associated MotivePower Rights, that are held in the treasury of MotivePower or by any wholly-owned Subsidiary of MotivePower and any shares of MotivePower Common Stock, together with any associated MotivePower Rights, owned by WABCO or by any wholly-owned Subsidiary of WABCO shall be cancelled and no capital stock of WABCO or other consideration shall be delivered in exchange therefor.

                  (b) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of MotivePower Common Stock, together with any MotivePower Right, issued and outstanding immediately prior to the Effective Time (other than shares and any associated Rights to be cancelled in accordance with Section 1.5(a)) shall be converted into .66 (such number being the "Exchange Ratio") validly issued, fully paid and nonassessable shares of WABCO Common Stock. All such shares and any associated Rights of MotivePower Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive any dividends and other distributions in accordance with
         Section 1.7, certificates representing the shares of WABCO Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with
         Section 1.6.

                  (c) All MotivePower Stock Options (as defined in Section 2.2(a)) outstanding at the Effective Time shall become options to purchase WABCO Common Stock pursuant to Section 5.13.

                  Section 1.6. WABCO to Make Certificates Available. (a) Exchange of Certificates. WABCO shall authorize ChaseMellon Shareholder Services, L.L.C. (or such other person or persons as shall be reasonably acceptable to WABCO and MotivePower) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, WABCO shall deposit with the Exchange Agent, in trust for the holders of shares of MotivePower Common Stock converted in the Merger, certificates representing the shares of WABCO Common Stock issuable pursuant to Section 1.5(b) in exchange for outstanding shares of MotivePower Common Stock and cash, as required to make payments in lieu of any fractional shares pursuant to Section 1.8 (such cash and shares of WABCO Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall deliver the WABCO Common Stock contemplated to be issued pursuant to Section 1.5(b) out of the Exchange Fund.

                  (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of MotivePower Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of WABCO Common Stock and cash in lieu of fractional shares). Upon surrender for cancellation to the Exchange Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of WABCO Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional share in accordance with Section 1.8 and certain dividends and other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be cancelled.

                  Section 1.7. Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on WABCO Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing WABCO Common Stock until such person surrenders the related Certificate or Certificates, as provided in
Section 1.6, and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8 until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such WABCO Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of WABCO Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of WABCO Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of WABCO Common Stock to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of WABCO Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of WABCO Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. WABCO or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as WABCO or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by WABCO or the Exchange Agent and paid to the appropriate authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made by WABCO or the Exchange Agent.

                  Section 1.8. No Fractional Securities. No certificates or scrip representing fractional shares of WABCO Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no WABCO dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of WABCO. In lieu of any such fractional share, each holder of MotivePower Common Stock who would otherwise have been entitled to a fraction of a share of WABCO Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange (the "NYSE") of WABCO Common Stock (as reported in the NYSE Composite Transactions) on the date of the Effective Time (or, if the shares of WABCO Common Stock do not trade on the NYSE on such date, the first date of trading of shares of WABCO Common Stock on the NYSE after the Effective Time) by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify WABCO, and WABCO shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this Section 1.8.

                  Section 1.9. Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of MotivePower for six months after the Effective Time shall be delivered to WABCO, upon demand of WABCO, and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to WABCO for payment of their claim for WABCO Common Stock, any cash in lieu of fractional shares of WABCO Common Stock and any dividends or distributions with respect to WABCO Common Stock. WABCO shall not be liable to any former holder of MotivePower Common Stock for any such shares of WABCO Common Stock, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 1.10. No Further Ownership Rights in MotivePower Common Stock. All shares of WABCO Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of MotivePower Common Stock represented by such Certificates.

                  Section 1.11. Closing of MotivePower Transfer Books. At the Effective Time, the stock transfer books of MotivePower shall be closed and no transfer of shares of MotivePower Common Stock shall thereafter be made on the records of MotivePower. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or WABCO, such Certificates shall be cancelled and exchanged as provided in this Article I.

                  Section 1.12. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by WABCO or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as WABCO or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of WABCO Common Stock, any cash in lieu of fractional shares of WABCO Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.

                  Section 1.13. Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties, permits, licenses or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                  Section 1.14. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Doepken Keevican & Weiss, 58th Floor, USX Tower, 600 Grant Street, Pittsburgh, Pennsylvania, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as WABCO and MotivePower shall agree.


                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF WABCO

                  Except as disclosed in the letter delivered to MotivePower concurrently herewith and designated therein as the WABCO Disclosure Letter (the "WABCO Disclosure Letter"), in each case with specific reference to the Section to which exception is taken, WABCO hereby represents and warrants to MotivePower as follows:

                  Section 2.1. Corporate Organization. (a) WABCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WABCO has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on WABCO. As used in this Agreement, the term "Material Adverse Effect" means, with respect to MotivePower or WABCO, as the case may be, a material adverse effect on (i) the business, operations, results of operations or financial condition of such party and its Subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated hereby, except to the extent (w) resulting from any changes in general United States or global economic conditions, (x) resulting from any changes affecting the railroad equipment and parts industry in general,
(y) resulting from matters disclosed in Section 3.1 of the MotivePower Disclosure Letter (as hereinafter defined), or (z) as contemplated by the joint press release issued by WABCO and MotivePower on August 18, 1999. As used in this Agreement, the word "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which MotivePower or WABCO, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity, (ii) is a general partner, trustee or other entity or person performing similar functions or (iii) has control (as defined in Rule 405 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act")). For all purposes of this Agreement, a "wholly-owned Subsidiary" shall be deemed to include those entities which, for regulatory or other local law purposes, have issued nominal ownership interests to persons other than WABCO or MotivePower or their respective Subsidiaries. True and complete copies of the Restated Certificate of Incorporation (the "WABCO Certificate of Incorporation") and Amended and Restated By-Laws of WABCO, as in effect as of the date of this Agreement, have previously been made available by WABCO to MotivePower.

                  (b) Each WABCO Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on WABCO and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

                  (c) The minute books of WABCO accurately reflect in all material respects all material corporate actions held or taken since January 1, 1997 of its stockholders and Board of Directors (including committees of the Board of Directors of WABCO).

                  Section 2.2. Capitalization. (a) The authorized capital stock of WABCO consists of (i) 100,000,000 shares of WABCO Common Stock, of which, as of May 27, 1999, 33,966,897 shares were issued and outstanding and 13,459,703 shares were held in treasury, and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share, of WABCO (the "WABCO Preferred Stock"), none of which, as of the date hereof, were designated, issued and outstanding. All of the issued and outstanding shares of WABCO Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of options issued pursuant to the WABCO 1995 Stock Incentive Plan, as amended (the "1995 Option Plan"), or the 1995 Non-Employee Directors' Fee and Stock Option Plan (the "1995 Director Option Plan" and, together with the 1995 Option Plan, the "WABCO Stock Plans") and except as contemplated hereby, WABCO does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of WABCO Common Stock or any other equity securities of WABCO or any securities representing the right to purchase or otherwise receive any shares of WABCO Common Stock or WABCO Preferred Stock. As of the date of this Agreement, no shares of WABCO Common Stock or WABCO Preferred Stock are reserved for issuance, except for 4,800,000 shares of WABCO Common Stock reserved for issuance upon exercise of stock options granted pursuant to the WABCO Stock Plans (the "WABCO Stock Options") and 500,000 shares of WABCO Common Stock reserved for issuance in connection with the WABCO 1998 Employee Stock Purchase Plan (the "ESPP"). Since December 31, 1998, WABCO has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the ESPP and the exercise of WABCO Stock Options granted prior to such date. WABCO has previously provided MotivePower with a list of the option holders, the date of each option to purchase WABCO Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under an applicable WABCO Stock Plan. In no event will the aggregate number of shares of WABCO Common Stock outstanding at the Effective Time exceed the number specified in Section 2.2(a) of the WABCO Disclosure Letter.

                  (b) WABCO owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the WABCO Subsidiaries as set forth in Section 2.2(b) of the WABCO Disclosure Letter, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens") other than as set forth in Section 2.2(b) of the WABCO Disclosure Letter, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No WABCO Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

                  Section 2.3. Authority; No Violation. (a) WABCO has full corporate power and authority to execute and deliver this Agreement and the WABCO Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the WABCO Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and declared advisable by the Board of Directors of WABCO. The Board of Directors of WABCO has directed that this Agreement and the transactions contemplated hereby be submitted to WABCO's stockholders for adoption at the WABCO Stockholders Meeting (as defined in Section 5.3) and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of WABCO Common Stock, no other corporate proceedings on the part of WABCO are necessary to approve and adopt this Agreement and the WABCO Option Agreement and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the WABCO Option Agreement has been duly and validly executed and delivered by WABCO and (assuming due authorization, execution and delivery by MotivePower of this Agreement and the WABCO Option Agreement) constitutes a valid and binding obligation of WABCO, enforceable against WABCO in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement or the WABCO Option Agreement by WABCO nor the consummation by WABCO of the transactions contemplated hereby or thereby, nor compliance by WABCO with any of the terms or provisions hereof or thereof, will (i) violate any provision of the WABCO Certificate of Incorporation or the WABCO By-Laws or (ii) assuming that the consents and approvals referred to in Section 2.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to WABCO or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of WABCO or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other agreement, instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any license, lease or any other agreement or instrument ("Material Agreement") to which WABCO or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on WABCO.

                  Section 2.4. Consents and Approvals. Except (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) for the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the "State and Foreign Approvals"), (iii) for the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of MotivePower's shareholders and WABCO's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Joint Proxy Statement") and the registration statement on Form S-4 (the "Registration Statement") in which the Joint Proxy Statement will be included as a prospectus, (iv) for the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and the filing of the Certificate of Merger with the Secretary of State of Delaware, (v) for such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states or the NYSE in connection with the issuance or listing of the shares of WABCO Common Stock pursuant to this Agreement, (vi) for the approval of this Agreement by the requisite vote of the shareholders of MotivePower and stockholders of WABCO and (vii) those consents listed in Section 2.4 of the WABCO Disclosure Letter, no material consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (A) the execution and delivery by WABCO of this Agreement and the WABCO Option Agreement and (B) the consummation by WABCO of the Merger and the other transactions contemplated by this Agreement and the WABCO Option Agreement.

                  Section 2.5. SEC Documents and Other Reports. WABCO has filed all required documents with the SEC since January 1, 1997 (the "WABCO SEC Documents"). As of their respective dates, the WABCO SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), as the case may be, and, at the respective times they were filed, none of the WABCO SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of WABCO included in the WABCO SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of WABCO and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the WABCO SEC Documents or as required by GAAP, WABCO has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of its financial statements.

                  Section 2.6. Registration Statement and Joint Proxy Statement. None of the information to be supplied by WABCO for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the respective times of the Shareholders Meetings (as defined in Section 5.3), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to WABCO, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of WABCO. The Registration Statement will comply (with respect to WABCO) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to WABCO) as to form in all material respects with the provisions of the Exchange Act.

                  Section 2.7. Absence of Certain Changes or Events. Except as disclosed in the WABCO SEC Documents filed prior to the date of this Agreement, since December 31, 1998, (A) WABCO and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would have a Material Adverse Effect on WABCO, (B) WABCO and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would have a Material Adverse Effect on WABCO, (C) there has been no change in the capital stock of WABCO and no dividend or distribution of any kind declared, paid or made by WABCO on any class of its stock, except for the regular quarterly dividend of not more than $.01 per share of WABCO Common Stock, (D) there has not been (y) any granting by WABCO or any of its Subsidiaries to any executive officer or material modification of any severance or termination benefits or (z) any entry by WABCO or any of its Subsidiaries into or material modification of any employment, severance or termination agreement with any such executive officer, (E) WABCO and its Subsidiaries have not prepared or filed any Tax Return (as defined in Section 2.9) inconsistent in any material respect with past practice or, on any such Tax Return, taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, and (F) there has been no other event causing a Material Adverse Effect on WABCO, nor any development that would, individually or in the aggregate, have a Material Adverse Effect on WABCO. Set forth in
Section 2.7 of the WABCO Disclosure Letter is a description of any material changes, between December 31, 1998 and the date of this Agreement (excluding any intervening fluctuations between such dates), to the amount and terms of the indebtedness of WABCO and its Subsidiaries as described in WABCO's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the SEC (other than any changes in, or the incurrence of, indebtedness of WABCO or any of its Subsidiaries with a principal amount not in excess of $1,000,000).

                  Section 2.8. Permits and Compliance. Each of WABCO and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity (collectively, "Permits") necessary for WABCO or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "WABCO Permits"), except where the failure to have any of the WABCO Permits would not, individually or in the aggregate, have a Material Adverse Effect on WABCO, and, as of the date of this Agreement, no suspension or cancellation of any of the WABCO Permits is pending or, to the Knowledge of WABCO, threatened, except where the suspension or cancellation of any of the WABCO Permits, individually or in the aggregate, would not have a Material Adverse Effect on WABCO. Neither WABCO nor any of its Subsidiaries is in violation of (i) its charter, by-laws or equivalent documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over WABCO or any of its

Subsidiaries, except, in the case of clauses (i), (ii) and (iii), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on WABCO. "Knowledge of WABCO" means the actual knowledge, after reasonable investigation, of the individuals identified in Section 2.8 of the WABCO Disclosure Letter.

                  Section 2.9. Tax Matters. Except as otherwise set forth in
Section 2.9 of the WABCO Disclosure Letter, (i) WABCO and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete, individually or in the aggregate, would not have a Material Adverse Effect on WABCO; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested, (iii) WABCO and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually or in the aggregate, would not have a Material Adverse Effect on WABCO; (iv) neither WABCO nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes which waiver is currently in effect; (v) any Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the Internal Revenue Service (the "IRS") or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full. To the Knowledge of WABCO, the representations set forth in the WABCO Tax Certificate (as defined in Section 5.8), if made on the date hereof (assuming the Merger were consummated on the date hereof), would be true and correct. For purposes of this Agreement: (i) "Taxes" means (A) any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (B) any liability for the payment of amounts with respect to payments of a type described in clause (A) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

                  Section 2.10. Actions and Proceedings. Except as set forth in the WABCO SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving WABCO or any of its Subsidiaries, or against or involving any of the directors, officers or employees of WABCO or any of its Subsidiaries, as such, any of its or their properties, assets or business or any WABCO Plan that, individually or in the aggregate, would have a Material

Adverse Effect on WABCO. Except as set forth in Section 2.10 of the WABCO Disclosure Letter, as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of WABCO, threatened against or involving WABCO or any of its Subsidiaries or any of its or their directors, officers or employees as such, or any of its or their properties, assets or business or any WABCO Plan that, individually or in the aggregate, would have a Material Adverse Effect on WABCO. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of WABCO, threatened against or affecting WABCO or any of its Subsidiaries or any of its or their officers, directors or employees, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement or the WABCO Option Agreement.

                  Section 2.11. Certain Agreements. Except as set forth in
Section 2.11 of the WABCO Disclosure Letter, neither WABCO nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, retention agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, the vesting of the benefits of which will be accelerated, or which will become payable or which at the participant's or holder's option may become payable, due to or by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will, or may at the option of the holder or participant, be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of WABCO Common Stock, or shares of WABCO Common Stock granted in connection with the performance of services for WABCO or its Subsidiaries, is or will be entitled to receive cash from WABCO or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement or the WABCO Option Agreement.

                  Section 2.12. ERISA. (a) Section 2.12(a)(X) of the WABCO Disclosure Letter contains a list of each WABCO Plan. With respect to each WABCO Plan, WABCO has made available to MotivePower a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such WABCO Plan and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to such WABCO Plan, (iv) the most recent summary plan description for each WABCO Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a WABCO Plan subject to Title IV of the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder ("ERISA"), (vi) the most recent determination letter, if any, issued by the IRS with respect to any WABCO Plan intended to be qualified under section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and (viii) all correspondence with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation relating to any outstanding controversy. Each WABCO Plan complies with ERISA, the Code and all other applicable statutes and governmental rules and regulations, except any failure to comply as would not have, individually or in the aggregate, a Material Adverse Effect on WABCO. Except as set forth in Section 2.12(a)(Y) of the WABCO Disclosure Letter, (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred within the past three years with respect to any WABCO Plan which could result in liability to WABCO, (ii) neither WABCO nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any WABCO Multiemployer Plan (as hereinafter defined) at any time or instituted, or is currently considering taking, any action to do so, and (iii) no action has been taken, or is currently being considered, to terminate any WABCO Plan subject to Title IV of ERISA.

                  (b) There has been no failure to make any contribution or pay any amount due to any WABCO Plan as required by Section 412 of the Code, Section 302 of ERISA, or the terms of any such Plan, and no WABCO Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

                  (c) With respect to WABCO Plans, no event has occurred and, to the Knowledge of WABCO, there exists no condition or set of circumstances in connection with which WABCO or any of its ERISA Affiliates would be subject to any liability under the terms of such WABCO Plans, ERISA, the Code or any other applicable law which has had, or would have, individually or in the aggregate, a Material Adverse Effect on WABCO. Except as listed on Section 2.12(c) of the WABCO Disclosure Letter, all WABCO Plans that are intended to be qualified under
Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or will be filed on a timely basis and, except as listed on Section 2.12(c) of the WABCO Disclosure Letter, to the Knowledge of WABCO there is no reason why any WABCO Plan is not so qualified in operation. Neither WABCO nor any of its ERISA Affiliates has been notified by any WABCO Multiemployer Plan that such WABCO Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such WABCO Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. To the Knowledge of WABCO, neither the termination of any WABCO Multiemployer Plan nor the complete or partial withdrawal by WABCO or any of its ERISA Affiliates from any WABCO Multiemployer Plan would result in any liability of WABCO or any of its ERISA Affiliates that would have, individually or in the aggregate, a Material Adverse Effect on WABCO. Except as set forth in Section 2.12(c) of the WABCO Disclosure Letter, neither WABCO nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by (i) Part 6 of Title 1 of ERISA or (ii) the laws of a jurisdiction outside the United States.

                  (d) As used in this Agreement, (i) "WABCO Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a WABCO Multiemployer Plan (as hereinafter defined))), a "welfare plan" (as defined in
Section 3(1) of ERISA), or any material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established or maintained or contributed to by WABCO or any of its ERISA Affiliates or as to which WABCO or any of its ERISA Affiliates or otherwise may have any liability, whether or not covered by ERISA (other than a

WABCO Ex-U.S. Pension Plan (as hereinafter defined)), (ii) "WABCO Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which WABCO or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any corporation or trade or business (whether or not incorporated) which is under common control, or otherwise would be considered a single employer with such person pursuant to Section 414(b), (c),
(m) or (o) of the Code and the regulations promulgated thereunder or pursuant to
Section 4001(b) of ERISA and the regulations promulgated thereunder.

                  (e) Section 2.12(e) of the WABCO Disclosure Letter contains a list of each WABCO Ex-U.S. Pension Plan (as hereinafter defined) and WABCO has provided to MotivePower a copy of any written plan document. Except as would not have, individually or in the aggregate, a Material Adverse Effect on WABCO, each such plan has been maintained in compliance with all applicable laws, orders and regulations, and the fair market value of the assets of each such plan which is intended to be a funded WABCO Ex-U.S. Pension Plan or arrangement equals or exceeds the value of the accrued benefits. As used in this Agreement, the term "WABCO Ex-U.S. Pension Plan" shall mean any arrangement (other than a WABCO
Plan) providing retirement pension benefits that is established or maintained by WABCO or any Subsidiary for the benefit of employees who are or were employed outside the United States.

                  (f) Section 2.12(f) of the WABCO Disclosure Letter contains a list, as of the date of this Agreement, of all (i) severance and employment agreements with officers of WABCO and each ERISA Affiliate, (ii) severance programs and policies of WABCO with or relating to its employees and (iii) plans, programs, agreements and other arrangements of WABCO with or relating to its employees which contain change of control or similar provisions, in each case involving a severance or employment agreement or arrangement with an individual officer or employee, only to the extent such agreement or arrangement provides for minimum annual payments in excess of $100,000. WABCO has provided to MotivePower a true and complete copy of each of the foregoing.

                  Section 2.13. Labor Matters. Except as disclosed in Section
2.13 of the WABCO Disclosure Letter, neither WABCO nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by WABCO or any of its Subsidiaries as an exclusive bargaining representative for employees of WABCO or any of its Subsidiaries. Neither WABCO nor any of its Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of WABCO, threatened, nor has there been for the past three years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect on WABCO.

                  Section 2.14. Intellectual Property; Year 2000 Compliance. (a) WABCO and its Subsidiaries own or have a valid, enforceable right to use free from any encumbrances, other than those that would not have a Material Adverse Effect on WABCO, all patents, patent rights, trademarks, trade names, service marks, trade secrets, copyrights, inventions, know-how, processes, procedures, customer and supplier lists, computer data, documentation and software, domain names, applications for registration of any of the foregoing and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary in connection with the business of WABCO and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights, individually or in the aggregate, would not have a Material Adverse Effect on WABCO. Except as set forth in Section 2.14 of the WABCO Disclosure Letter, neither WABCO nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on WABCO. Neither WABCO nor its Subsidiaries are aware of any infringement or misappropriation by any person with respect to the Intellectual Property Rights owned or used by WABCO or its Subsidiaries other than any such infringement or misappropriation that would not have a Material Adverse Effect on WABCO. All Intellectual Property Rights owned or used by WABCO or its Subsidiaries as of the date hereof will be owned or available for use by WABCO and its Subsidiaries on terms and conditions immediately following the Effective Date that are not materially different from those existing prior to the Effective Date.

                  (b) WABCO and each of its Subsidiaries have conducted a commercially reasonable inventory and assessment of the hardware, software and embedded microcontrollers in non-computer equipment (the "Computer Systems") used by WABCO and its Subsidiaries in its business, in order to determine which parts of the Computer System are not yet Year 2000 Compliant (as defined below) and to estimate the cost of rendering such Computer Systems Year 2000 Compliant prior to January 1, 2000 or such earlier date on which the Computer Systems may shut down or produce incorrect calculations or otherwise malfunction without becoming totally inoperable. Based on the above inventory and assessment, the estimated cost of rendering the Computer Systems Year 2000 Compliant is $10 million, a portion of which has already been expended and the rest of which has been included in the current budget adopted by WABCO. For purposes of this Agreement, "Year 2000 Compliant" means that all of the Computer Systems will correctly recognize, manipulate and process (including calculating, comparing and sequencing) date information relating to dates before, on or after January 1, 2000 including leap year calculations, and that the operation and functionality of such Computer Systems will not be materially adversely affected by the advent of the year 2000 or any manipulation of data featuring date information relating to dates before, on or after January 1, 2000.

                  Section 2.15. Environmental and Safety Matters. (a) Except as set forth in Section 2.15 of the WABCO Disclosure Letter, the properties, assets and operations of WABCO and its predecessors and Subsidiaries have complied and are in compliance with all applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and relating to the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, have not had, and would not have, a Material Adverse Effect on WABCO. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of WABCO or any of its predecessors or Subsidiaries that would interfere with or prevent compliance or continued compliance with or give rise to any liabilities or investigatory, corrective or remedial obligations under applicable Worker Safety Laws and Environmental Laws, other than any such interference, prevention, liability or obligation that, individually or in the aggregate, has not had, and would not have, a Material Adverse Effect on WABCO.

                  (b) WABCO and its predecessors and Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not have, a Material Adverse Effect on WABCO. WABCO and its Subsidiaries have not reported to any Governmental Entity, or been notified by any Governmental Entity of the existence of, any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not have, a Material Adverse Effect on WABCO.

                  (c) With respect to WABCO, neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of any Governmental Entity or third party, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws, other than any such obligations that, individually or in the aggregate, would not have a Material Adverse Effect on WABCO.

                  (d) This Section sets forth the sole representations and warranties of WABCO with respect to environmental, health or safety matters, including without limitation all matters arising under Environmental Laws and Worker Safety Laws.

                  Section 2.16. Insurance. WABCO and its Subsidiaries have in effect insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by companies of comparable size and with similar operations.

                  Section 2.17. Parachute Payments to Disqualified Individuals. Except as set forth in Section 2.17 of the WABCO Disclosure Letter, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will, as a direct or indirect result of the transactions contemplated by this Agreement, be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to be) a "parachute payment" to a "disqualified individual" (as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder) with respect to WABCO or any of its Subsidiaries, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future. The approximate aggregate amount of "parachute payments" related to the matters set forth in such Section
2.17 of the WABCO Disclosure Letter, assuming the Closing occurs on November 1, 1999 and termination of all listed individuals without cause on such date is set forth in such Section 2.17 of the WABCO Disclosure Letter.

                  Section 2.18. Required Vote of WABCO Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of WABCO Common Stock is required to adopt this Agreement. No other vote of the stockholders of WABCO is required by law, the WABCO Certificate of Incorporation or the WABCO By-Laws or otherwise in order for WABCO to consummate the Merger and the transactions contemplated by this Agreement and the WABCO Stock Option Agreement.

                  Section 2.19. State Takeover Laws. The Board of Directors of WABCO has, to the extent such statute is applicable, taken all action (including appropriate approvals of the Board of Directors of WABCO) necessary to exempt MotivePower, its Subsidiaries and affiliates, the Merger, this Agreement, the WABCO Option Agreement, the Voting Agreement and the transactions contemplated hereby and thereby from Section 203 of the DGCL. To the Knowledge of WABCO, no other state takeover statutes are applicable to the Merger, this Agreement, the WABCO Option Agreement or the transactions contemplated hereby or thereby.

                  Section 2.20. Pooling of Interests; Reorganization. To the Knowledge of WABCO, neither it nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or
(ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 2.21. Opinion of Financial Advisor. WABCO has received the written opinion of Credit Suisse First Boston Corporation, dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to WABCO from a financial point of view, a copy of which opinion has been delivered to MotivePower.

                  Section 2.22. Broker's Fees. Except as set forth in the engagement letter agreement between WABCO and Credit Suisse First Boston Corporation, a true and complete copy of which has previously been provided to MotivePower, neither WABCO nor any WABCO Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the WABCO Option Agreement.

                  Section 2.23. Unlawful Payments and Contributions. To the Knowledge of WABCO, neither WABCO, any Subsidiary nor any of their respective directors, officers or any of their respective employees or agents has (i) used any WABCO funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person.

                  Section 2.24. Real Property. (a) Section 2.24(a) of the WABCO Disclosure Letter lists each material parcel of real property owned by WABCO or any of its Subsidiaries (the "WABCO Owned Property"). WABCO or its applicable Subsidiary has good and marketable title in and to all of the WABCO Owned Property, subject to no Liens that would have a Material Adverse Effect on WABCO or materially impair WABCO's rights to or ability to use any such property, except as described on Section 2.24(a) of the WABCO Disclosure Letter.

                  (b) Section 2.24(b) of the WABCO Disclosure Letter sets forth a list of all material leases, subleases and other occupancy agreements, including all amendments, extensions and other modifications (the "WABCO Leases") for real property (the "WABCO Leased Property"; the WABCO Owned Property and the WABCO Leased Property collectively the "WABCO Real Property") to which WABCO or any of its Subsidiaries is a party. WABCO or its applicable Subsidiary has a good and valid leasehold interest in and to all of the WABCO Leased Property, subject to no Liens except as described in Section 2.24(b) of the WABCO Disclosure Letter. Each WABCO Lease is in full force and effect and is enforceable in accordance with its terms. There exists no default or condition which, with the giving of notice, the passage of time or both, could become a default under any WABCO Lease in any case, that would have a Material Adverse Effect on WABCO or materially impair WABCO's rights to or ability to use any such property. WABCO has previously delivered to MotivePower true and complete copies of all the WABCO Leases. Except as described on Section 2.24(b) of the WABCO Disclosure Letter, no consent, waiver, approval or authorization is required from the landlord under any WABCO Lease as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby the failure to obtain would have a Material Adverse Effect on WABCO or materially impair WABCO's rights to or ability to use any such property.

                  Section 2.25. Material Contracts. There have been made available to MotivePower, its affiliates and their representatives true and complete copies of all of the following contracts to which WABCO or any of its Subsidiaries is a party or by which any of them is bound (collectively, the "WABCO Material Contracts"): (i) contracts with any current officer or director of WABCO or any of its Subsidiaries; (ii) contracts for the sale of any of the assets of WABCO or any of its Subsidiaries other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets other than inventory in the ordinary course of business; (iii) contracts containing covenants of WABCO or any of its Subsidiaries not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with WABCO or any of its Subsidiaries in any line of business or in any geographical area; (iv) material indentures, credit agreements, mortgages, promissory notes, and all contracts relating to the borrowing of money; and (v) all other agreements contracts or instruments which, in the reasonable opinion of WABCO, are material to WABCO or any of its Subsidiaries. Except as set forth in Section 2.25 of the WABCO Disclosure Letter or as would not have a Material Adverse Effect on WABCO, all of the WABCO Material Contracts are in full force and effect and are the legal, valid and binding obligation of WABCO or its Subsidiaries, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth in Section 2.25 of the WABCO Disclosure Letter, neither WABCO nor any Subsidiary is in default in any material respect under any WABCO Material Contract nor, to the Knowledge of WABCO, is any other party to any WABCO Material Contract in default thereunder in any material respect except, in each case, for those defaults that, individually or in the aggregate, would not have a Material Adverse Effect on WABCO.

                  Section 2.26. Warranties. To WABCO's Knowledge, the accrual for warranty related expenses as of December 31, 1998 reported in WABCO's audited financial statement contained in WABCO's Form 10-K for the year ended December 31, 1998, adequately reflects an amount required for satisfaction of warranty claims due in respect of goods sold or services provided by WABCO or any of its Subsidiaries prior to such date. Such provision has been established in accordance with GAAP. Neither WABCO nor its Subsidiaries have agreed to provide any express product or service warranties other than (a) standard warranties, the terms of which have been provided to MotivePower and identified as WABCO's standard warranties, (b) warranties that (i) parts and components are free from defects in workmanship or comply with standard or agreed specifications that are extended for terms of no more than two (2) years each and that expressly provide that cure is to be effected by repair or replacement of the defective or noncomplying products and (ii) original equipment is free from defects in workmanship or complies with standard or agreed specifications that are extended for terms of no more than seven (7) years each and that expressly provide that cure is to be effected by repair or replacement of the defective or noncomplying products and (c) other warranties that, individually or in the aggregate, will not, if material claims are made thereunder, have a Material Adverse Effect on WABCO.

                  Section 2.27. Pooling Letter. WABCO has received a letter from Arthur Andersen LLP dated as of September 26, 1999 and addressed to WABCO, a copy of which has been delivered to MotivePower, in which Arthur Andersen LLP concurs with the WABCO management's conclusions that, as of September 26, 1999, no conditions exist related to WABCO that would preclude MotivePower from accounting for the Merger as a pooling of interests.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF MOTIVEPOWER

                  Except as disclosed in the letter delivered to WABCO concurrently herewith and designated therein as the MotivePower Disclosure Letter (the "MotivePower Disclosure Letter"), in each case with specific reference to the Section to which exception is taken, MotivePower hereby represents and warrants to WABCO as follows:

                  Section 3.1. Corporate Organization. (a) MotivePower is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. MotivePower has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on MotivePower. True and complete copies of the Articles of Incorporation (the "MotivePower Articles of Incorporation") and By-Laws of MotivePower, as in effect as of the date of this Agreement, have previously been made available by MotivePower to WABCO.

                  (b) Each MotivePower Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on MotivePower and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

                  (c) The minute books of MotivePower accurately reflect in all material respects all material corporate actions held or taken since January 1, 1997 of its shareholders and Board of Directors (including committees of the Board of Directors of MotivePower).

                  Section 3.2. Capitalization. (a) The authorized capital stock of MotivePower consists of (i) 55,000,000 shares of MotivePower Common Stock, of which, as of May 27, 1999, 27,019,235 shares were issued and outstanding and no shares were held in treasury, and (ii) 10,000,000 shares of Preferred Stock, par value $.01 per share, of MotivePower (the "MotivePower Preferred Stock"), 1,600,000 shares of which, as of the date hereof, have been designated Series C Junior Participating Preferred Stock (the "MotivePower Series C Preferred Stock") and none of which, as of the date hereof, were, issued and outstanding. All of the issued and outstanding shares of MotivePower Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as contemplated hereby and except pursuant to (i) the terms of options granted pursuant to MotivePower Stock Incentive Plan (the "MotivePower Option Plan") or MotivePower Stock Option Plan for Non-Employee Directors (the "MotivePower Director Option Plan" and, together with MotivePower Option Plan, the "MotivePower Stock Plans"), (ii) the rights to purchase MotivePower Series C Preferred Stock (the "MotivePower Rights"), issued pursuant to the Rights Agreement, dated as of January 19, 1996, as amended (the "MotivePower Rights Agreement"), between MotivePower and Chemical Mellon Shareholder Services, L.L.C., (iii) the Stock Appreciation Right Agreement, dated as of July 1, 1996, between MotivePower and Michael A. Wolf, as amended by a First Amendment to Employment Agreement dated as of February 9, 1998 and an Amendment to Stock Appreciation Right Agreement dated as of June 2, 1999 (the "MotivePower SAR"); and (iv) the MotivePower Industries, Inc. Deferred Compensation Plan, effective April 23, 1994, as amended and restated as of February 10, 1997 and further amended effective October 1, 1998 (the "MotivePower Deferred Compensation Plan"), MotivePower does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of MotivePower Common Stock or any other equity securities of MotivePower or any securities representing the right to purchase or otherwise receive any shares of MotivePower Common Stock or MotivePower Preferred Stock.

                  As of the date of this Agreement, no shares of MotivePower Common Stock or MotivePower Preferred Stock are reserved for issuance, except for 3,205,000 shares of MotivePower Common Stock reserved for issuance upon exercise of stock options issued pursuant to the MotivePower Stock Plans. Since December 31, 1998, MotivePower has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of employee stock options granted prior to such date. MotivePower has previously provided WABCO with a list of the option holders, the date of each option to purchase MotivePower Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under an applicable MotivePower Stock Plan. In no event will the aggregate number of shares of MotivePower Common Stock outstanding immediately prior to the Effective Time exceed the number specified in Section 3.2(a) of the MotivePower Disclosure Letter.

                  (b) MotivePower owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the MotivePower Subsidiaries as set forth in Section 3.2(b) of the MotivePower Disclosure Letter, free and clear of any Liens other than as set forth in Section 3.2(b) of the MotivePower Disclosure Letter, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

                  No MotivePower Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

                  Section 3.3. Authority; No Violation. (a) MotivePower has full corporate power and authority to execute and deliver this Agreement and the MotivePower Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the MotivePower Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of MotivePower. The Board of Directors of MotivePower has directed that this Agreement and the transactions contemplated hereby be submitted to MotivePower's shareholders for adoption at the MotivePower Shareholders Meeting (as defined in Section 5.3) and, except for the adoption of this Agreement by the affirmative vote of a majority of the votes cast by the holders of MotivePower Common Stock at the MotivePower Shareholders Meeting, no other corporate proceedings on the part of MotivePower are necessary to approve and adopt this Agreement and the MotivePower Option Agreement and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the MotivePower Option Agreement has been duly and validly executed and delivered by MotivePower and (assuming due authorization, execution and delivery by MotivePower of this Agreement and the MotivePower Option Agreement) constitutes a valid and binding obligation of MotivePower, enforceable against MotivePower in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement or the MotivePower Option Agreement by MotivePower nor the consummation by MotivePower of the transactions contemplated hereby or thereby, nor compliance by MotivePower with any of the terms or provisions hereof or thereof, will (i) violate any provision of the MotivePower Articles of Incorporation or the MotivePower By-Laws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to MotivePower or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of MotivePower or any of its Subsidiaries under, any of the terms, conditions or provisions of any Material Agreement to which MotivePower or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on MotivePower.

                  Section 3.4. Consents and Approvals. Except (i) in connection, or in compliance, with the provisions of the HSR Act, (ii) for the filing of any required State and Foreign Approvals, (iii) for the filing with the SEC of the Joint Proxy Statement and the Registration Statement, (iv) for the filing of the Articles of Merger with the Department of

State of the Commonwealth of Pennsylvania and the filing of the Certificate of Merger with the Secretary of State of Delaware, (v) for such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states or the NYSE in connection with the issuance or listing of the shares of WABCO Common Stock pursuant to this Agreement, (vi) for the approval of this Agreement by the requisite vote of the shareholders of MotivePower and stockholders of WABCO and (vii) those consents listed in Section
3.4 of the MotivePower Disclosure Letter, no material consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by MotivePower of this Agreement and the MotivePower Option Agreement and (B) the consummation by MotivePower of the Merger and the other transactions contemplated by this Agreement and the MotivePower Option Agreement.

                  Section 3.5. SEC Documents and Other Reports. MotivePower has filed all required documents with the SEC since January 1, 1997 (the "MotivePower SEC Documents"). As of their respective dates, the MotivePower SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the MotivePower SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of MotivePower included in the MotivePower SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of MotivePower and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the MotivePower SEC Documents or as required by GAAP, MotivePower has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of its financial statements.

                  Section 3.6. Registration Statement and Joint Proxy Statement. None of the information to be supplied by MotivePower for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the respective times of the Shareholders Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to MotivePower, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of MotivePower. The Registration Statement will comply (with respect to MotivePower) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to MotivePower) as to form in all material respects with the provisions of the Exchange Act.

                  Section 3.7. Absence of Certain Changes or Events. Except as disclosed in the MotivePower SEC Documents filed prior to the date of this Agreement, since December 31, 1998, (A) MotivePower and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would have a Material Adverse Effect on MotivePower, (B) MotivePower and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would have a Material Adverse Effect on MotivePower, (C) there has been no change in the capital stock of MotivePower and no dividend or distribution of any kind declared, paid or made by MotivePower on any class of its stock, (D) there has not been (y) any granting by MotivePower or any of its Subsidiaries to any executive officer or material modification of any severance or termination benefits or (z) any entry by MotivePower or any of its Subsidiaries into or material modification of any employment, severance or termination agreement with any such executive officer,
(E) MotivePower and its Subsidiaries have not prepared or filed any Tax Return inconsistent in any material respect with past practice or, on any such Tax Return, taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, and (F) there has been no other event causing a Material Adverse Effect on MotivePower, nor any development that would, individually or in the aggregate, have a Material Adverse Effect on MotivePower. Set forth in Section 3.7 of MotivePower Disclosure Letter is a description of any material changes, between December 31, 1998 and the date of this Agreement (excluding any intervening fluctuations between such dates), to the amount and terms of the indebtedness of MotivePower and its Subsidiaries as described in MotivePower's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the SEC (other than any changes in, or the incurrence of, indebtedness of MotivePower or any of its Subsidiaries with a principal amount not in excess of $1,000,000).

                  Section 3.8. Permits and Compliance. Except as set forth in
Section 3.8 of the MotivePower Disclosure Letter, each of MotivePower and its Subsidiaries is in possession of all Permits necessary for MotivePower or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "MotivePower Permits"), except where the failure to have any of the MotivePower Permits would not, individually or in the aggregate, have a Material Adverse Effect on MotivePower, and, as of the date of this Agreement, no suspension or cancellation of any of the MotivePower Permits is pending or, to the Knowledge of MotivePower, threatened, except where the suspension or cancellation of any of the MotivePower Permits, individually or in the aggregate, would not have a Material Adverse Effect on MotivePower. Neither MotivePower nor any of its Subsidiaries is in violation of (i) its charter, by-laws or equivalent documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over MotivePower or any of its Subsidiaries, except, in the case of clauses (i), (ii) and (iii), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on MotivePower. "Knowledge of MotivePower" means the actual knowledge, after reasonable investigation, of the individuals identified in
Section 3.8 of the MotivePower Disclosure Letter.

                  Section 3.9. Tax Matters. Except as otherwise set forth in
Section 3.9 of the MotivePower Disclosure Letter, (i) MotivePower and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete, individually or in the aggregate, would not have a Material Adverse Effect on MotivePower; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested, (iii) MotivePower and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually or in the aggregate, would not have a Material Adverse Effect on MotivePower; (iv) neither MotivePower nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes which waiver is currently in effect; (v) any Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the IRS or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full. MotivePower has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period (relative to the Effective Time) specified in Code Section 897(c)(1)(A)(ii). To the Knowledge of MotivePower, the representations set forth in the MotivePower Tax Certificate (as defined in Section 5.8), if made on the date hereof (assuming the Merger were consummated on the date hereof), would be true and correct.

                  Section 3.10. Actions and Proceedings. Except as set forth in
Section 3.10 of the MotivePower Disclosure Letter and in the MotivePower SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving MotivePower or any of its Subsidiaries, or against or involving any of the directors, officers or employees of MotivePower or any of its Subsidiaries, as such, any of its or their properties, assets or business or any MotivePower Plan that, individually or in the aggregate, would have a Material Adverse Effect on MotivePower. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of MotivePower, threatened against or involving MotivePower or any of its Subsidiaries or any of its or their directors, officers or employees as such, or any of its or their properties, assets or business or any MotivePower Plan that, individually or in the aggregate, would have a Material Adverse Effect on MotivePower. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of MotivePower, threatened against or affecting MotivePower or any of its Subsidiaries or any of its or their officers, directors or employees, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement or the MotivePower Option Agreement.

                  Section 3.11. Certain Agreements. Except as set forth in
Section 3.11 of the MotivePower Disclosure Letter, neither MotivePower nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, retention agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, the vesting of the benefits of which will be accelerated, or which will become payable or which at the participant's or holder's option may become payable, due to or by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will, or may at the option of the holder or participant, be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of MotivePower Common Stock, or shares of MotivePower Common Stock granted in connection with the performance of services for MotivePower or its Subsidiaries, is or will be entitled to receive cash from MotivePower or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement or the MotivePower Option Agreement.

                  Section 3.12. ERISA. (a) Section 3.12 (a) of the MotivePower Disclosure Letter contains a list of each MotivePower Plan. With respect to each MotivePower Plan, MotivePower has made available to WABCO a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such MotivePower Plan and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to such MotivePower Plan, (iv) the most recent summary plan description for each MotivePower Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a MotivePower Plan subject to Title IV of ERISA,
(vi) the most recent determination letter, if any, issued by the IRS with respect to any MotivePower Plan intended to be qualified under section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and (viii) all correspondence with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation relating to any outstanding controversy. Each MotivePower Plan complies with ERISA, the Code and all other applicable statutes and governmental rules and regulations, except any failure to comply as would not have, individually or in the aggregate, a Material Adverse Effect on MotivePower. Except as set forth in Section 3.12 of the MotivePower Disclosure Letter, (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred within the past three years with respect to any MotivePower Plan which could result in liability to MotivePower, (ii) neither

MotivePower nor any of its ERISA Affiliates has withdrawn from any MotivePower Multiemployer Plan (as hereinafter defined) at any time or instituted, or is currently considering taking, any action to do so, and (iii) no action has been taken, or is currently being considered, to terminate any MotivePower Plan subject to Title IV of ERISA.

                  (b) There has been no failure to make any contribution or pay any amount due to any MotivePower Plan as required by Section 412 of the Code,
Section 302 of ERISA, or the terms of any such Plan, and no MotivePower Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

                  (c) With respect to MotivePower Plans, no event has occurred and, to the Knowledge of MotivePower, there exists no condition or set of circumstances in connection with which MotivePower or any of its ERISA Affiliates would be subject to any liability under the terms of such MotivePower Plans, ERISA, the Code or any other applicable law which has had, or would have, individually or in the aggregate, a Material Adverse Effect on MotivePower. Except as listed on Section 3.12(c) of the MotivePower Disclosure Letter, all MotivePower Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or will be filed on a timely basis and, except as listed on Section 3.12(c) of the MotivePower Disclosure Letter, to the Knowledge of MotivePower there is no reason why any MotivePower Plan is not so qualified in operation. Neither MotivePower nor any of its ERISA Affiliates has been notified by any MotivePower Multiemployer Plan that such MotivePower Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such MotivePower Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. To the Knowledge of MotivePower, neither the termination of any MotivePower Multiemployer Plan nor the complete or partial withdrawal by MotivePower or any of its ERISA Affiliates from any MotivePower Multiemployer Plan would result in any liability of MotivePower or any of its ERISA Affiliates that would have, individually or in the aggregate, a Material Adverse Effect on MotivePower. Except as disclosed in Section 3.12(c) of the MotivePower Disclosure Letter, neither MotivePower nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by (i) Part 6 of Title 1 of ERISA or (ii) the laws of a jurisdiction outside the United States.

                  (d) As used in this Agreement, (i) "MotivePower Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a MotivePower Multiemployer Plan (as hereinafter defined))), a "welfare plan" (as defined in
Section 3(1) of ERISA), or any material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established or maintained or contributed to by MotivePower or any of its ERISA Affiliates or as to which MotivePower or any of its ERISA Affiliates or otherwise may have any liability, whether or not covered by ERISA (other than a MotivePower Ex-U.S. Pension Plan (as hereinafter defined)), and (ii) "MotivePower

Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which MotivePower or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

                  (e) Section 3.12(e) of the MotivePower Disclosure Letter contains a list of each MotivePower Ex-U.S. Pension Plan and MotivePower has provided to WABCO a copy of any written plan document. Except as would not have, individually or in the aggregate, a Material Adverse Effect on MotivePower, each such plan has been maintained in compliance with all applicable laws, orders and regulations, and the fair market value of the assets of each such plan which is intended to be a funded MotivePower Ex-U.S. Pension Plan or arrangement equals or exceeds the value of the accrued benefits. As used in this Agreement, the term "MotivePower Ex-U.S. Pension Plan" shall mean any arrangement (other than a MotivePower Plan) providing retirement pension benefits that is established or maintained by MotivePower or any Subsidiary for the benefit of employees who are or were employed outside the United States.

                  (f) Section 3.12(f) of the MotivePower Disclosure Letter contains a list, as of the date of this Agreement, of all (i) severance and employment agreements with officers of MotivePower and each ERISA Affiliate,
(ii) severance programs and policies of MotivePower with or relating to its employees and (iii) plans, programs, agreements and other arrangements of MotivePower with or relating to its employees which contain change of control or similar provisions, in each case involving a severance or employment agreement or arrangement with an individual officer or employee, only to the extent such agreement or arrangement provides for minimum annual payments in excess of $100,000. MotivePower has provided to WABCO a true and complete copy of each of the foregoing.

                  Section 3.13. Labor Matters. Except as disclosed in Section
3.13 of the MotivePower Disclosure Letter, neither MotivePower nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by MotivePower or any of its Subsidiaries as an exclusive bargaining representative for employees of MotivePower or any of its Subsidiaries. Other than as described in Section 3.13 of the MotivePower Disclosure Letter, neither MotivePower nor any of its Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of MotivePower, threatened, nor has there been for the past three years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect on MotivePower.

                  Section 3.14. Intellectual Property; Year 2000 Compliance. Except as set forth in Section 3.14 of the MotivePower Disclosure Letter, (a) MotivePower and its Subsidiaries own or have a valid, enforceable right to use free from any encumbrances, other than those that would not have a Material Adverse Effect on MotivePower, Intellectual Property Rights as are necessary in connection with the business of MotivePower and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights, individually or in the aggregate, would not have a Material Adverse Effect on MotivePower. Neither MotivePower nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on MotivePower. Neither MotivePower nor its Subsidiaries are aware of any infringement or misappropriation by any person with respect to the Intellectual Property Rights owned or used by MotivePower or its Subsidiaries other than any such infringement or misappropriation that would not have a Material Adverse Effect on MotivePower. All Intellectual Property Rights owned or used by MotivePower or its Subsidiaries as of the date hereof will be owned or available for use by MotivePower and its Subsidiaries on terms and conditions immediately following the Effective Date that are not materially different from those existing prior to the Effective Date.

                  (b) MotivePower and each of its Subsidiaries have conducted a commercially reasonable inventory and assessment of the Computer Systems used by MotivePower and its Subsidiaries in its business, in order to determine which parts of the Computer System are not yet Year 2000 Compliant and to estimate the cost of rendering such Computer Systems Year 2000 Compliant prior to January 1, 2000 or such earlier date on which the Computer Systems may shut down or produce incorrect calculations or otherwise malfunction without becoming totally inoperable. Based on the above inventory and assessment, the estimated cost to be incurred after the date of this Agreement of rendering the Computer Systems Year 2000 Compliant is $300,000, which has been included in the current budget adopted by MotivePower.

                  Section 3.15. Environmental and Safety Matters. (a) Except as set forth in Section 3.15 of the MotivePower Disclosure Letter, the properties, assets and operations of MotivePower and its predecessors and Subsidiaries have complied and are in compliance with all Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, have not had, and would not have, a Material Adverse Effect on MotivePower. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, except as set forth in
Section 3.15 of the MotivePower Disclosure Letter, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of MotivePower or any of its predecessors or Subsidiaries that would interfere with or prevent compliance or continued compliance with or give rise to any liabilities or investigatory, corrective or remedial obligations under applicable Worker Safety Laws and Environmental Laws, other than any such interference, prevention, liability or obligation that, individually or in the aggregate, has not had, and would not have, a Material Adverse Effect on MotivePower.

                  (b) Except as set forth in Section 3.15 of the MotivePower Disclosure Letter, MotivePower and its predecessors and Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not have, a Material Adverse Effect on MotivePower. Except as set forth in Section 3.15 of the MotivePower Disclosure Letter, MotivePower and its Subsidiaries have not reported to any Governmental Entity, or been notified by any Governmental Entity of the existence of, any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not have, a Material Adverse Effect on MotivePower.

                  (c) With respect to MotivePower, neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of any Governmental Entity or third party, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws, other than any such obligations that, individually or in the aggregate, would not have, a Material Adverse Effect on MotivePower.

                  (d) This Section sets forth the sole representations and warranties of MotivePower with respect to environmental, health or safety matters, including without limitation all matters arising under Environmental Laws and Worker Safety Laws.

                  Section 3.16. Insurance. MotivePower and its Subsidiaries have in effect insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by companies of comparable size and with similar operations.

                  Section 3.17. Parachute Payments to Disqualified Individuals. Except as set forth in Section 3.17 of the MotivePower Disclosure Letter, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will, as a direct or indirect result of the transactions contemplated by this Agreement, be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to be) a "parachute payment" to a "disqualified individual" (as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder) with respect to MotivePower or any of its Subsidiaries, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future. The approximate aggregate amount of "parachute payments" related to the matters set forth in such Section 3.17 of the MotivePower Disclosure Letter, assuming the Closing occurs on _________, 1999 and termination of all listed individuals without cause on such date is set forth in such Section 3.17 of the MotivePower Disclosure Letter.

                  Section 3.18. Required Vote of MotivePower Stockholders. The affirmative vote of a majority of the votes cast by holders of MotivePower Common Stock at the MotivePower Shareholders Meeting is required to adopt this Agreement. No other vote of the shareholders of MotivePower is required by law, the MotivePower Articles of Incorporation or the MotivePower By-Laws or otherwise in order for MotivePower to consummate the Merger and the transactions contemplated by this Agreement and the MotivePower Option Agreement.

                  Section 3.19. State Takeover Laws: Certain Charter Provisions. The Board of Directors of MotivePower has, to the extent such provision is applicable, taken all action (including appropriate approvals of the Board of Directors of MotivePower) necessary to exempt WABCO, its Subsidiaries and affiliates, the Merger, this Agreement, the MotivePower Option Agreement and the transactions contemplated hereby and thereby from Article 12 of the MotivePower Articles of Incorporation. To the Knowledge of MotivePower, no state takeover statutes are applicable to the Merger, this Agreement, the MotivePower Option Agreement or the transactions contemplated hereby or thereby.

                  Section 3.20. Pooling of Interests; Reorganization. To the Knowledge of MotivePower, neither it nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or
(ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 3.21. Opinion of Financial Advisor. MotivePower has received the written opinion of Wasserstein Perella & Co., Inc., dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to MotivePower's shareholders from a financial point of view, a copy of which opinion has been delivered to WABCO.

                  Section 3.22. Broker's Fees. Except as set forth in the engagement letter agreement between MotivePower and Wasserstein Perella & Co., Inc., a true and complete copy of which has previously been provided to WABCO, neither MotivePower nor any MotivePower Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the MotivePower Option Agreement.

                  Section 3.23. MotivePower Rights Agreement; Other Matters. (a) MotivePower has amended the MotivePower Rights Agreement to render the MotivePower Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and the MotivePower Option Agreement and to provide that the Distribution Date (as defined in the MotivePower Rights Agreement) shall not be deemed to occur and the rights issuable pursuant to the MotivePower Rights Agreement will not separate from the shares of MotivePower Common Stock, as a result of entering into this Agreement and the MotivePower Option Agreement, or consummating the Merger and the other transactions contemplated hereby and thereby.

                  (b) On or prior to the date hereof, MotivePower has delivered to WABCO true and correct copies of certain waivers executed by each of the individuals who hold options with related limited stock appreciation rights ("LSAR") under the MotivePower Stock Incentive Plan, pursuant to which each such individual has waived his or her LSAR rights.

                  Section 3.24. Unlawful Payments and Contributions. To the Knowledge of MotivePower, neither MotivePower, any Subsidiary nor any of their respective directors, officers or any of their respective employees or agents has (i) used any MotivePower funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity;
(ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person.

                  Section 3.25. Real Property. (a) Section 3.25(a) of the MotivePower Disclosure Letter lists each parcel of real property owned by MotivePower or any of its Subsidiaries (the "MotivePower Owned Property"). MotivePower or its applicable Subsidiary has good and marketable title in and to all of the MotivePower Owned Property, subject to no Liens that would have a Material Adverse Effect on MotivePower or materially impair MotivePower's rights to or ability to use any such property, except as described on Section 3.25(a) of the MotivePower Disclosure Letter.

                  (b) Section 3.25(b) of the MotivePower Disclosure Letter sets forth a list of all material leases, subleases and other occupancy agreements, including all amendments, extensions and other modifications (the "MotivePower Leases") for real property (the "MotivePower Leased Property"; the MotivePower Owned Property and the MotivePower Leased Property collectively the "MotivePower Real Property") to which MotivePower or any of its Subsidiaries is a party. MotivePower or its applicable Subsidiary has a good and valid leasehold interest in and to all of the MotivePower Leased Property, subject to no Liens except as described in Section 3.25(b) of the MotivePower Disclosure Letter. Each MotivePower Lease is in full force and effect and is enforceable in accordance with its terms. There exists no default or condition which, with the giving of notice, the passage of time or both, could become a default under any MotivePower Lease in any case, that would have a Material Adverse Effect on MotivePower or materially impair MotivePower's rights to or ability to use any such property. MotivePower has previously delivered to WABCO true and complete copies of all the MotivePower Leases. Except as described on Section 3.25(b) of the MotivePower Disclosure Letter, no consent, waiver, approval or authorization is required from the landlord under any MotivePower Lease as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby the failure to obtain would have a Material Adverse Effect on MotivePower or materially impair MotivePower's rights to or ability to use any such property.

                  Section 3.26. Material Contracts. Except as set forth in
Section 3.26 of the MotivePower Disclosure Letter, there have been made available to WABCO, its affiliates and their representatives true and complete copies of all of the following contracts to which MotivePower or any of its Subsidiaries is a party or by which any of them is bound (collectively, the "MotivePower Material Contracts"): (i) contracts with any current officer or director of MotivePower or any of its Subsidiaries; (ii) contracts for the sale of any of the assets of MotivePower or any of its Subsidiaries other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets other than inventory in the ordinary course of business; (iii) contracts containing covenants of MotivePower or any of its Subsidiaries not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with MotivePower or any of its Subsidiaries in any line of business or in any geographical area; (iv) material indentures, credit agreements, mortgages, promissory notes, and all contracts relating to the borrowing of money; and (v) all other agreements contracts or instruments which, in the reasonable opinion of MotivePower, are material to MotivePower or any of its Subsidiaries. Except as set forth or as would not have a Material Adverse Effect on MotivePower, all of the MotivePower Material Contracts are in full force and effect and are the legal, valid and binding obligation of MotivePower or its Subsidiaries, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth in Section 3.26 of the MotivePower Disclosure Letter, neither MotivePower nor any Subsidiary is in default in any material respect under any MotivePower Material Contract nor, to the Knowledge of MotivePower, is any other party to any MotivePower Material Contract in default thereunder in any material respect except, in each case, for those defaults that, individually or in the aggregate, would not have a Material Adverse Effect on MotivePower.

                  Section 3.27. Warranties. To MotivePower's Knowledge, the accrual for warranty related expenses as of December 31, 1998 reported in MotivePower's audited financial statement contained in MotivePower's Form 10-K for the year ended December 31, 1998, adequately reflects an amount required for satisfaction of warranty claims due in respect of goods sold or services provided by MotivePower or any of its Subsidiaries prior to such date. Such provision has been established in accordance with GAAP. Except as set forth in
Section 3.27 of the MotivePower Disclosure Letter, neither MotivePower nor its Subsidiaries have agreed to provide any express product or service warranties other than (a) standard warranties, the terms of which have been provided to MotivePower and identified as MotivePower's standard warranties, (b) warranties that products are free from defects in workmanship or comply with standard or agreed specifications that are extended for terms of no more than two (2) years each and that expressly provide that cure is to be effected by repair or replacement of the defective or noncomplying products and (c) other warranties that, individually or in the aggregate, will not, if material claims are made thereunder, have a Material Adverse Effect on MotivePower.

                  Section 3.28. Pooling Letter. MotivePower has received a draft of a letter (the "Draft Letter") from Deloitte & Touche LLP and addressed to MotivePower, a copy of which has been delivered to WABCO, in which Deloitte & Touche LLP concurs with the MotivePower management's conclusions that no conditions exist related to MotivePower that would preclude MotivePower from accounting for the Merger as a pooling of interests. MotivePower has also received a letter from Deloitte & Touche LLP dated as of September 26, 1999 and addressed to MotivePower, a copy of which has been delivered to WABCO, whereby Deloitte & Touche LLP states, subject to certain conditions precedent, that it expects to able to issue the Draft Letter at the Closing.


                                   ARTICLE IV

                               CONDUCT OF BUSINESS

                  Section 4.1. Conduct of WABCO. WABCO agrees that from the date hereof until the Effective Time, except as set forth in Section 4.1 of the WABCO Disclosure Letter or as otherwise expressly contemplated by this Agreement or with the prior written consent of MotivePower, WABCO and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as set forth in the WABCO Disclosure Letter or as expressly contemplated by this Agreement, without the prior written consent of MotivePower, WABCO will not, and will not permit any of its Subsidiaries to:

                  (a) adopt or propose any change in its charter, bylaws or equivalent documents;

                  (b) amend any material term of any outstanding security of WABCO or any of its Subsidiaries;

                  (c) merge or consolidate with any corporation, limited liability company, partnership, trust, association, individual or any other entity or organization ("Person");

                  (d) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of WABCO or any of its Subsidiaries (other than the issuance of shares by a wholly-owned Subsidiary of WABCO to WABCO or another wholly-owned Subsidiary of WABCO), or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any stock appreciation rights or limited stock appreciation rights, or any other ownership interest of WABCO or any of its Subsidiaries or (ii) except in the ordinary course of business and in a manner consistent with past practice, any property or assets (tangible or intangible) (including, without limitation, by merger, consolidation, spinoff or other dispositions of stock or assets) of WABCO or any of its Subsidiaries, except in the case of either clause (i) or (ii) (A) the issuance of WABCO Common Stock upon the exercise of stock options issued pursuant to the WABCO Stock Plans prior to the date hereof, (B) the award of options in connection with new employee hires in the ordinary course of business and consistent with past practice; provided, however, that no such new employee shall receive options to purchase more than 5,000 shares of WABCO Common Stock, (C) pursuant to existing obligations under contracts or agreements in force at the date of this Agreement and (D) sales or other dispositions of property and assets of WABCO and its Subsidiaries in an aggregate amount that does not exceed $1,000,000;

                  (e) create or incur any material Lien on any material asset (tangible or intangible) other than in the ordinary course of business and consistent with past practice;

                  (f) make any material loan, advance or capital contributions to or investments in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of WABCO made in the ordinary course and consistent with past practices;

                  (g) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly-owned Subsidiary of WABCO to WABCO or to any other direct or indirect wholly-owned Subsidiary of WABCO and except for the regular quarterly cash dividend of $.01 per share of WABCO Common Stock with a record date consistent with prior record dates) or enter into any agreement with respect to the voting of its capital stock;

                  (h) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (i) (i) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any Person or any division thereof (other than a wholly-owned Subsidiary) or any assets, other than acquisitions of assets in the ordinary course of business and consistent with past practice and any other acquisitions for consideration that is not, in the aggregate, in excess of $25,000,000, (ii) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of WABCO or any of its Subsidiaries, except for (A) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice or in connection with transactions otherwise permitted under this
Section 4.1, (B) other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $5,000,000, and (C) other indebtedness for borrowed money incurred under WABCO's credit agreement for working capital purposes only, (iii) terminate, cancel, waive any rights under or request any material change in, or agree to any material change in, any material contract or agreement of WABCO or, except in connection with transactions permitted under this Section 4.1(i), enter into any contract or agreement material to the business, results of operations or financial condition of WABCO and its Subsidiaries, taken as a whole, in either case other than in the ordinary course of business and consistent with past practice, (iv) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $5,000,000 from the date of this Agreement through September 30, 1999 and $15,000,000 during any calendar quarter thereafter, for WABCO and its Subsidiaries, taken as a whole (provided that any capital expenditure allowance unused during any period may be carried forward to increase the capital expenditure allowance for the succeeding period), or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 4.1(i);

                  (j) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as required by changes in GAAP;

                  (k) make any material Tax election or take any position on any Tax Return filed on or after the date of this Agreement or adopt any method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Tax Returns in prior periods;

                  (l) except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof, (i) increase the compensation payable or to become payable to its officers or employees (except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of WABCO or any of its Subsidiaries), (ii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable law or the terms of a collective bargaining agreement, (iii) increase the benefits payable under any existing severance or termination pay policies or employment or other agreements or (iv) take any affirmative action to accelerate the vesting of any stock-based compensation;

                  (m) take any action that would, individually or in the aggregate, reasonably be expected to make any representation and warranty of WABCO hereunder untrue in any material respect at, or as of any time prior to, the Effective Time; or

                  (n) agree or commit to do any of the foregoing.

                  Section 4.2. Conduct of MotivePower. MotivePower agrees that from the date hereof until the Effective Time, except as set forth in Section
4.2 of the MotivePower Disclosure Letter or as otherwise expressly contemplated by this Agreement or with the prior written consent of WABCO, MotivePower and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as set forth in the MotivePower Disclosure Letter or as expressly contemplated by this Agreement, without the prior written consent of WABCO, MotivePower will not, and will not permit any of its Subsidiaries to:

                  (a) adopt or propose any change in its charter, bylaws or equivalent documents;

                  (b) amend any material term of any outstanding security of MotivePower or any of its Subsidiaries;

                  (c) merge or consolidate with any Person;

                  (d) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of MotivePower or any of its Subsidiaries (other than the issuance of shares by a wholly-owned Subsidiary of MotivePower to MotivePower or another wholly-owned Subsidiary of MotivePower), or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any stock appreciation rights or limited stock appreciation rights, or any other ownership interest of MotivePower or any of its Subsidiaries or (ii) except in the ordinary course of business and in a manner consistent with past practice, any property or assets (tangible or intangible) (including, without limitation, by merger, consolidation, spinoff or other dispositions of stock or assets) of MotivePower or any of its Subsidiaries, except in the case of either clause (i) or (ii) (A) the issuance of MotivePower Common Stock upon the exercise of stock options issued pursuant to the MotivePower Stock Plans prior to the date hereof,
(B) the award of options in connection with new employee hires in the ordinary course of business and consistent with past practice; provided, however, that no such new employee shall receive options to purchase more than 5,000 shares of MotivePower Common Stock, (C) pursuant to existing obligations under contracts or agreements in force at the date of this Agreement and (D) sales or other dispositions of property and assets of MotivePower and its Subsidiaries in an aggregate amount that does not exceed $1,000,000;

                  (e) create or incur any material Lien on any material asset (tangible or intangible) other than in the ordinary course of business and consistent with past practice;

                  (f) make any material loan, advance or capital contributions to or investments in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of MotivePower made in the ordinary course and consistent with past practices;

                  (g) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly-owned Subsidiary of MotivePower to MotivePower or to any other direct or indirect wholly-owned Subsidiary of MotivePower) or enter into any agreement with respect to the voting of its capital stock;

                  (h) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (i) (i) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any Person or any division thereof (other than a wholly-owned Subsidiary) or any assets, other than acquisitions of assets in the ordinary course of business and consistent with past practice and any other acquisitions for consideration that is not, in the aggregate, in excess of $25,000,000, (ii) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of MotivePower or any of its Subsidiaries, except for (A) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice or in connection with transactions otherwise permitted under this Section 4.2, (B) other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $5,000,000, and (C) other indebtedness for borrowed money incurred under MotivePower's credit agreement for working capital purposes only, (iii) terminate, cancel, waive any rights under or request any material change in, or agree to any material change in, any material contract or agreement of MotivePower or, except in connection with transactions permitted under this
Section 4.2(i), enter into any contract or agreement material to the business, results of operations or financial condition of MotivePower and its Subsidiaries, taken as a whole, in either case other than in the ordinary course of business and consistent with past practice, (iv) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $5,000,000 from the date of this Agreement through September 30, 1999 and $15,000,000 during any calendar quarter thereafter, for MotivePower and its Subsidiaries, taken as a whole (provided that any capital expenditure allowance unused during any period may be carried forward to increase the capital expenditure allowance for the succeeding period), or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 4.2(i);

                  (j) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as required by changes in GAAP;

                  (k) make any material Tax election or take any position on any Tax Return filed on or after the date of this Agreement or adopt any method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Tax Returns in prior periods;

                  (l) except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof, (i) increase the compensation payable or to become payable to its officers or employees (except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of MotivePower or any of its Subsidiaries), (ii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable law or the terms of a collective bargaining agreement, (iii) increase the benefits payable under any existing severance or termination pay policies or employment or other agreements or (iv) take any affirmative action to accelerate the vesting of any stock-based compensation;

                  (m) take any action that would, individually or in the aggregate, reasonably be expected to make any representation and warranty of MotivePower hereunder untrue in any material respect at, or as of any time prior to, the Effective Time; or

                  (n) agree or commit to do any of the foregoing.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  Section 5.1. No Solicitation. (a) WABCO and MotivePower each agree that it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee or any investment banker, attorney, accountant, agent or other advisor or representative of WABCO or MotivePower, as the case may be, or any of their respective Subsidiaries to,
(i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal, (ii) enter into any agreement with respect to a Takeover Proposal or
(iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that on or prior to 5:00 p.m., eastern time on the 45th calendar day after the date hereof or if earlier, the date of the applicable Shareholders Meeting, to the extent required by the fiduciary obligations of the Board of Directors of WABCO or MotivePower, as the case may be, as determined in good faith by a majority of the members thereof (after consultation with outside legal counsel), such party may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to a confidentiality agreement no less favorable to such party than the Confidentiality Agreement (as defined in Section 5.4) to, any Person who indicates a willingness to make a Superior Proposal. Each of WABCO and MotivePower immediately shall cease and cause to be terminated all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal. For all purposes of this Agreement, (i) "Takeover Proposal" means any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving WABCO or MotivePower, as the case may be, or any of their respective Significant Subsidiaries (as hereinafter defined) or any proposal or offer to acquire, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, WABCO or MotivePower, as the case may be, or any of their respective Significant Subsidiaries, other than the transactions contemplated by this Agreement, (ii) "Superior Proposal" means a bona fide written proposal made by a third party to acquire all of the outstanding equity interests in or substantially all of the assets of WABCO or MotivePower, as the case may be, pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which a majority of the members of the Board of Directors of WABCO or MotivePower, as the case may be, determines in good faith (taking into account the advice of independent financial advisors) to be more favorable to WABCO or MotivePower, as the case may be, and their respective stockholders than the Merger (and any revised proposal made by the other party to this Agreement) and for which financing, to the extent required, is then fully committed, and
(iii) a "Significant Subsidiary"
means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

                  (b) Except as otherwise provided in this Section 5.1(b), neither the Board of Directors of WABCO nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to MotivePower, the approval or recommendation by the Board of Directors of WABCO or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Except as otherwise provided in this Section 5.1(b), neither the Board of Directors of MotivePower nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to WABCO, the approval or recommendation by the Board of Directors of MotivePower or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing, (i) the Board of Directors of WABCO or MotivePower, to the extent required by its fiduciary obligations, as determined in good faith by a majority of the members thereof (after consultation with outside legal counsel), may approve or recommend a Superior Proposal or withdraw or modify its approval or recommendation of this Agreement or the Merger and (ii) nothing contained in this Agreement shall prevent the Board of Directors of WABCO or MotivePower from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a Takeover Proposal.

                  (c) WABCO and MotivePower shall each notify the other party promptly (but in no event later than 24 hours) after receipt by WABCO or MotivePower (or its advisors), respectively, of any Takeover Proposal or any request for nonpublic information in connection with a Takeover Proposal or for access to the properties, books or records of such party by any Person or entity that informs such party that it is considering making, or has made, a Takeover Proposal. Such notice to the other party shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Such party shall keep the other party informed, on a current basis, of the status and details (including amendments or proposed amendments) of any such Takeover Proposal or request and the status of any negotiations or discussions.

                  (d) During the period from the date of this Agreement through the Effective Time, neither WABCO nor MotivePower shall terminate, amend, modify or waive any provision of any confidentiality, standstill or similar agreement to which WABCO, MotivePower or any of their respective Subsidiaries is a party and which relates to any transaction that could constitute a Takeover Proposal or that has as a counterparty any Person making a Takeover Proposal. During such period, each of WABCO and MotivePower agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including using its best efforts to obtain injunctions to prevent any threatened or actual breach of such agreements and to enforce specifically the terms and any provision thereof in any court of the United States or any state thereof having jurisdiction.

                  Section 5.2. Joint Proxy Statement; Registration Statement.
(a) As promptly as practicable after the execution of this Agreement, MotivePower and WABCO shall prepare and file with the SEC the Joint Proxy Statement, and WABCO shall prepare and file with the SEC the Registration Statement (in which the Joint Proxy Statement will be included). MotivePower will be given the opportunity to review and comment upon the Registration Statement. MotivePower and WABCO shall use their reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable. The Joint Proxy Statement shall include the recommendation of the Board of Directors of WABCO in favor of approval and adoption of this Agreement and the Merger, except to the extent the Board of Directors of WABCO, in accordance with the terms of
Section 5.1(b), shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger, and the recommendation of the Board of Directors of MotivePower in favor of approval and adoption of this Agreement and the Merger, except to the extent the Board of Directors of MotivePower, in accordance with the terms of Section 5.1(b), shall have withdrawn or modified its approval or recommendation this Agreement and the Merger. MotivePower shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its shareholders, and WABCO shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its stockholders, in each case as promptly as practicable after the Registration Statement becomes effective.

                  (b) MotivePower and WABCO shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable "Blue Sky" laws and the rules and regulations thereunder. No filing of, or amendment or supplement to, the Registration Statement or the Joint Proxy Statement will be made by MotivePower or WABCO without providing the other party the opportunity to review and comment thereon. WABCO will advise MotivePower, promptly after it receives notice thereof and in any event within 24 hours thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the WABCO Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to MotivePower or WABCO, or any of their respective affiliates, officers or directors, should be discovered by MotivePower or WABCO which should be set forth in an amendment or supplement to any of the Registration Statement or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of MotivePower and WABCO.

                  Section 5.3. Shareholders Meetings. WABCO shall duly call, give notice of, convene and hold a meeting of its stockholders (the "WABCO Stockholders Meeting") for the purpose of voting on the adoption and approval of this Agreement and the Merger and, through its Board of Directors, will recommend to its stockholders adoption and approval of this Agreement and the Merger, except to the extent that the Board of Directors of WABCO shall have withdrawn or modified its approval or recommendation of this Agreement and the Merger as permitted by Section 5.1(b). MotivePower shall duly call, give notice of, convene and hold a meeting of its shareholders (the "MotivePower Shareholders Meeting" and, together with the WABCO Stockholders Meeting, the "Shareholders Meetings") for the purpose of voting on the adoption and approval of this Agreement and the Merger and, through its Board of Directors, will recommend to its shareholders adoption and approval of this Agreement and the Merger, except to the extent that the Board of Directors of MotivePower shall have withdrawn or modified its approval or recommendation of this Agreement and the Merger as permitted by Section 5.1(b). In a manner consistent with their fiduciary duties to their respective stockholders and as they may reasonably determine to be consistent with the objective of consummating the Merger, MotivePower and WABCO will use their reasonable best efforts to hold the MotivePower Shareholders Meeting and the WABCO Stockholders Meeting on the same date and as soon as practicable after the date hereof. Except to the extent that the Board of Directors of WABCO shall have withdrawn or modified its approval or recommendation as aforesaid, WABCO will use its reasonable best efforts to solicit from its stockholders proxies in favor of adoption and approval of this Agreement and the Merger. Except to the extent that the Board of Directors of MotivePower shall have withdrawn or modified its approval or recommendation as aforesaid, MotivePower will use its reasonable best efforts to solicit from its shareholders proxies in favor of adoption and approval of this Agreement and the Merger. Notwithstanding anything to the contrary in this Agreement, this Agreement shall be submitted to WABCO's stockholders at the WABCO Stockholders Meeting whether or not the Board of Directors of WABCO determines at any time that this Agreement is no longer advisable and recommends that the stockholders reject it. Notwithstanding anything to the contrary in this Agreement, this Agreement shall be submitted to MotivePower's shareholders at the MotivePower Shareholders Meeting whether or not the Board of Directors of MotivePower determines at any time that this Agreement is no longer advisable and recommends that shareholders reject it.

                  Section 5.4. Access to Information. Upon reasonable notice and subject to applicable law and other legal obligations, each of WABCO and MotivePower shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other, access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of WABCO and MotivePower shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the Mutual Confidentiality Agreement dated as of March 15, 1999 between MotivePower and WABCO (the "Confidentiality Agreement"). No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

                  Section 5.5. Notices of Certain Events. (a) MotivePower and WABCO shall promptly notify each other of:

                           (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, the WABCO Option Agreement or the MotivePower Option Agreement; and

                           (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, the WABCO Option Agreement or the MotivePower Option Agreement.

                  (b) WABCO shall promptly notify MotivePower of any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of WABCO, threatened against, relating to or involving or otherwise affecting WABCO or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.10 or which relate to the consummation of the transactions contemplated by this Agreement, the WABCO Option Agreement or the MotivePower Option Agreement. In addition, WABCO shall promptly notify MotivePower of (a) (i) it becoming aware of any fact or event which would be reasonably likely to demonstrate that any representation or warranty of any party hereto contained in this Agreement was or is untrue or inaccurate in any material respect as of the date of this Agreement or (ii) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any material covenant, condition or agreement of any party hereto under this Agreement not to be complied with or satisfied in all material respects and (b) any failure of any party hereto to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

                  (c) MotivePower shall promptly notify WABCO of any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of MotivePower, threatened against, relating to or involving or otherwise affecting MotivePower or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
3.10 or which relate to the consummation of the transactions contemplated by this Agreement, the WABCO Option Agreement or the MotivePower Option Agreement. In addition, MotivePower shall promptly notify WABCO of (a) (i) it becoming aware of any fact or event which would be reasonably likely to demonstrate that any representation or warranty of any party hereto contained in this Agreement was or is untrue or inaccurate in any material respect as of the date of this Agreement or (ii) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any material covenant, condition or agreement of any party hereto under this Agreement not to be complied with or satisfied in all material respects and (b) any failure of any party hereto to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

                  Section 5.6. Appropriate Action; Consents; Filings. (a) (i) Subject to the terms and conditions of this Agreement and except to the extent that (x) the Board of Directors of WABCO shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger or (y) the Board of Directors of MotivePower shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger, in each case as permitted by
Section 5.1(b), MotivePower and WABCO shall use their reasonable best efforts to
(A) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable under applicable laws to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable, (B) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by MotivePower and WABCO or any of their Subsidiaries, or to avoid any action or proceeding by any Governmental Entity (including, without limitation, those in connection with the HSR Act), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and (C) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act, the Exchange Act and any other applicable law; provided, however, that MotivePower and WABCO shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. MotivePower and WABCO shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement and except to the extent that (x) the Board of Directors of WABCO shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger or (y) the Board of Directors of MotivePower shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger, in each case as permitted by Section 5.1(b), MotivePower and WABCO shall not take any action, or refrain from taking any action, the effect of which would be to delay or impede the ability of MotivePower and WABCO to consummate the transactions contemplated by this Agreement, unless in such party's reasonable judgment, taking such action is consistent with achieving the ultimate objective of consummating the Merger.

                  (ii) Notwithstanding any other provision of this Agreement and except as provided in Section 5.6(b), in connection with seeking any approval of a Governmental Entity relating to this Agreement or the consummation of the transactions contemplated hereby, without the other party's prior written consent, neither party shall, and neither party shall be required to, commit to any divestiture transaction, agree to sell or hold separate, before or after the Effective Time, any of MotivePower's or WABCO's businesses, product lines, properties or assets, or agree to any changes or restrictions in the operation of such businesses, product lines, properties or assets, in any such case if such divestiture or such restrictions would, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition or results of operations of MotivePower and its Subsidiaries, taken as a whole, after giving effect to the Merger.

                  (b) In furtherance and not in limitation of the foregoing, the parties shall use reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign government or governmental authority or any multinational authority ("Antitrust Laws"). If any suit is instituted challenging any of the transactions contemplated by this Agreement as violative of any Antitrust Law, the parties shall take such action (including without limitation, agreeing to hold separate or to divest any of the businesses, product lines or assets of WABCO or its Subsidiaries or of MotivePower or its Subsidiaries (a "Business Unit") (but only if the Business Units required to be held separate or divested do not in the aggregate have a fair market value of more than $25,000,000 or revenues for the most recently completed 12 months of more than $25,000,000) as may be required (a) by the applicable government or governmental or multinational authority (including, without limitation, the Antitrust Division of the United States Department of Justice or the Federal Trade Commission) in order to resolve such objections as such government or authority may have to such transactions under such Antitrust Law, or (b) by any domestic or foreign court or similar tribunal, in any suit brought by a private party or governmental or multinational authority challenging the transactions contemplated by this Agreement as violative of any Antitrust Law, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of any of such transactions. The entry by a court, in any suit brought by a private party or governmental or multinational authority challenging the transactions contemplated by this Agreement as violative of any Antitrust Law, of an order or decree permitting the transactions contemplated by this Agreement, but requiring that any Business Unit of WABCO or its Subsidiaries or MotivePower or its Subsidiaries be divested or held separate (but only if such Business Units required to be held separate or divested do not in the aggregate have a fair market value of more than $25,000,000 or revenues for the most recently completed 12 months of more than $25,000,000), or that would otherwise limit the Surviving Corporation's freedom of action with respect to, or its ability to retain, the Subsidiaries, other assets or businesses of the Constituent Corporations, shall not be deemed a failure to satisfy the conditions specified in Section 6.1(b) or Section 6.1(c) hereof.

                  (c) (i) MotivePower and WABCO shall give, or shall cause their respective Subsidiaries to give, any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents (A) necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement or (B) required to prevent a Material Adverse Effect on MotivePower or a Material Adverse Effect on WABCO from occurring prior to or after the Effective Time.

                  (ii) In the event that either party shall fail to obtain any third party consent described in Section 5.6(b)(i) above, such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon MotivePower and WABCO, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                  Section 5.7. Public Disclosure. MotivePower and WABCO shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement or the transactions contemplated hereby or press releases containing any forward-looking statements and shall not issue any such press release or make any such public statement prior to such consultation and the receipt of approval therefor by the other party, which consent shall not be unreasonably withheld, except as may be required by law, court process or by stock exchange rules.

                  Section 5.8. Reorganization; Pooling of Interests. MotivePower shall make (to the extent it can truthfully do so) the representations of MotivePower contained in a certificate of MotivePower (the "MotivePower Tax Certificate") substantially to the effect of the MotivePower Tax Certificate contained in the MotivePower Disclosure Letter, and WABCO shall make (to the extent it can truthfully do so) the representations of WABCO contained in a certificate of WABCO (the "WABCO Tax Certificate") substantially to the effect of the WABCO Tax Certificate contained in the WABCO Disclosure Letter.

                  (b) Each of WABCO and MotivePower agrees to take, together with their respective accountants, all actions reasonably necessary in order to obtain a favorable determination (if required) from the SEC that the Merger may be accounted for as a pooling of interests in accordance with generally accepted accounting principles.

                  Section 5.9. Comfort Letters. (a) WABCO shall use its reasonable best efforts to cause to be delivered to MotivePower "comfort" letters of Arthur Andersen LLP, WABCO's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to WABCO and MotivePower, in form and substance reasonably satisfactory to MotivePower and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  (b) MotivePower shall use its reasonable best efforts to cause to be delivered to WABCO "comfort" letters of Deloitte & Touche LLP, MotivePower's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to WABCO and MotivePower, in form and substance reasonably satisfactory to WABCO and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  Section 5.10. Compliance with the Securities Act and Pooling of Interests Restrictions; Termination of Voting Trust and Stockholders Agreement. (a) Within 10 business days after the date hereof, MotivePower shall cause to be prepared and delivered to WABCO a list (reasonably satisfactory to counsel for WABCO) identifying all persons who may be, at the time of the MotivePower Shareholders Meeting, deemed to be "affiliates" of MotivePower as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). MotivePower shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to WABCO within 30 days of the date hereof a written agreement in substantially the form of Exhibit 5.10(a) hereto, executed by each of such persons identified in the foregoing list (which agreements shall supersede any agreements entered into pursuant to Section 5.10(a) of the Original Merger Agreement). WABCO shall publish, in a manner that satisfies the "publication" requirements under applicable SEC rules or accounting releases, financial results (including combined sales and net income) covering at least 30 days of post-Merger operations no later than 15 days following the first month-end that is more than 30 days after the Effective Date.

                  (b) Within 10 business days after the date hereof, WABCO shall deliver to MotivePower a list (reasonably satisfactory to counsel for MotivePower) identifying those persons who may be, at the time of the WABCO Stockholders Meeting, affiliates of WABCO under applicable SEC accounting releases with respect to pooling of interests accounting treatment. WABCO shall use its reasonable best efforts to enter into a written agreement in substantially the form of Exhibit 5.10(b) hereto within 30 days of the date hereof with each of such persons identified in the foregoing list (which agreements shall supersede any agreements entered into pursuant to Section 5.10(b) of the Original Merger Agreement).

                  (c) Prior to the Effective Time, WABCO shall cause the Voting Trust created under the Second Amended WABCO Voting Trust/Disposition Agreement, dated as of December 13, 1995 (the "Voting Trust") and the Amended and Restated Stockholders Agreement, dated as of March 5, 1997, among the Voting Trust, Harvard Private Capital Holdings, Inc., American Industrial Partners Capital Fund II, L.P., Vestar Equity Partners, L.P. and WABCO to be terminated, unless the accountants for MotivePower and WABCO mutually agree that such action is not necessary to preserve the treatment of the Merger as "pooling of interests" for accounting purposes.

                  Section 5.11. Listing or Quotation of Stock. WABCO shall use its reasonable best efforts to cause the shares of WABCO Common Stock to be issued in the Merger to be approved for listing on the NYSE on or prior to the Closing Date, subject to official notice of issuance.

                  Section 5.12. Indemnification of Directors and Officers. (a) After the Effective Time, the Surviving Corporation shall, to the same extent and on the same terms and conditions provided for in the MotivePower Articles of Incorporation and the MotivePower By-Laws, in each case as of the date of this Agreement, to the extent consistent with applicable law, indemnify and hold harmless, each present and former director or officer of MotivePower and each Subsidiary of MotivePower (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement).

                  (b) For a period of six years from the Effective Time, the Surviving Corporation shall provide to MotivePower's current directors and officers liability insurance protection substantially equivalent in kind and scope as that provided by MotivePower's current directors' and officers' liability insurance policies (copies of which have been made available to WABCO); provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by MotivePower for such insurance; provided, further, that if during such period the annual premiums for such comparable insurance coverage exceed such amount, the Surviving Corporation shall be obligated to provide a policy which, in the reasonable judgment of the Surviving Corporation, provides the best coverage available for a cost not exceeding such amount.

                  Section 5.13. MotivePower Stock Options; MotivePower SAR:
MotivePower Stock Account. At the Effective Time, each MotivePower Stock Option, vested or unvested, which is outstanding immediately prior to the Effective Time pursuant to the MotivePower Stock Plans in effect on the date hereof shall become and represent an option to purchase the number of shares of WABCO Common Stock (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of MotivePower Common Stock subject to such MotivePower Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of WABCO Common Stock (rounded up to the nearest cent), equal to the exercise price per share of MotivePower Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. It is the intention of the parties that the above formula shall be applied in a manner consistent with Section 424(a) of the Code. At the Effective Time, the MotivePower SAR, if outstanding immediately prior to the Effective Time, shall become and represent an SAR exercisable for the number of shares of WABCO Common Stock (the "Substitute SAR") (decreased to the nearest full share) determined by multiplying (i) the number of shares of MotivePower Common Stock for which such MotivePower SAR is exercisable immediately prior to the Effective Time by (ii) the Exchange Ratio. At the Effective Time, the Company stock account under the MotivePower Deferred Compensation Plan (the "MotivePower Stock Account") immediately prior to the Effective Time shall become and represent an account representing the number of shares of WABCO Common Stock (the "Substitute Stock Account") (decreased to the nearest full share) determined by multiplying (i) the number of shares of MotivePower Common Stock, subject to such MotivePower Stock Account immediately prior to the Effective Time by (ii) the Exchange Ratio. WABCO shall pay cash to holders of MotivePower Stock Options and the MotivePower SAR in lieu of issuing fractional shares of WABCO Common Stock upon the exercise of Substitute Options and the Substitute SAR for shares of WABCO Common Stock and the payment of amounts in the Substitute Stock Account, unless in the judgment of WABCO such payment would adversely affect the ability to account for the Merger under the pooling of interests method. After the Effective Time, except as provided above in this
Section 5.13, each Substitute Option and the Substitute SAR shall be exercisable upon the same terms and conditions as were applicable under the related MotivePower Stock Option or the

MotivePower SAR, as the case may be, at the Effective Time. WABCO shall take all corporate action necessary to reserve for issuance a sufficient number of shares of WABCO Common Stock for delivery upon exercise of MotivePower Stock Options and the MotivePower SAR and distribution of the Substitute Stock Account. Promptly following the Effective Time of the Merger, WABCO shall file a registration statement on Form S-8 or another appropriate form with respect to the shares of WABCO Common Stock subject to such Substitute Options, Substitute SAR and Substitute Stock Account and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Substitute Options, Substitute SAR and Substitute Stock Account remain outstanding. The Board of Directors of WABCO shall prior to the Effective Time adopt resolutions specifically approving the issuance of shares of WABCO Common Stock and the grant of Substitute Options to each person who will become a director or officer of WABCO at the Effective Time, such specific approvals to be given for the purpose of exempting such issuances of WABCO Common Stock and such grants of Substitute Options under Rule 16b-3 promulgated under the Exchange Act. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, where applicable, WABCO shall administer MotivePower Option Plans in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent MotivePower Option Plans complied with such rule prior to the Merger. MotivePower and WABCO shall take all necessary action to implement or to provide for the implementation of the provisions of this
Section 5.13.

                  Section 5.14. Benefit Plans to be Honored. (a) From and after the Effective Time, WABCO shall honor and shall cause the MotivePower Subsidiaries to honor all WABCO Plans, all MotivePower Plans and all employment agreements entered into by WABCO or MotivePower (or their Subsidiaries) prior to the date hereof; provided, however, that nothing in this Agreement shall be interpreted as limiting the power of WABCO or the MotivePower Subsidiaries to amend or terminate any MotivePower Plan or any other individual employee benefit plan, program, agreement or policy or as requiring WABCO to offer to continue (other than as required by its terms) any written employment contract.

                  (b) All individuals who are employees of MotivePower or a MotivePower Subsidiary at the Effective Time (the "Affected Employees") shall be given credit for all service with MotivePower and its Subsidiaries (or service credited by MotivePower or such Subsidiaries) under all employee benefit plans and arrangements currently maintained by WABCO or any of its Subsidiaries in which they become participants for purposes of eligibility, vesting, level of participant contribution and benefit accruals (except benefit accruals under defined benefit pension plans) to the same extent as if rendered to WABCO or any of its Subsidiaries. WABCO shall cause to be waived any pre-existing condition limitation under its welfare plans that might otherwise apply to an Affected Employee who may become covered by such plans. WABCO agrees to recognize (or cause to be recognized) the dollar amount of all expenses incurred by Affected Employees during the calendar year in which the Effective Time occurs for purposes of satisfying the calendar year deductions and co-payment limitations for such year under the relevant benefit plans of WABCO and its Subsidiaries that may cover such employees.

                  Section 5.15. State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, the MotivePower Option Agreement or the WABCO Option Agreement, MotivePower and WABCO and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

                  Section 5.17. Transfer Taxes. MotivePower or, after the Effective Time, the Surviving Corporation on behalf of MotivePower, shall pay or cause to be paid any real property transfer, gains or similar taxes imposed as a result of the Merger.


                                   ARTICLE VI

                              CONDITIONS TO MERGER

                  Section 6.1. Conditions to Each Party's Obligations. The respective obligations of each party to this Agreement to consummate the Merger and the transactions contemplated hereby shall be subject to the satisfaction of the following conditions:

                  (a) Shareholder Approvals. (i) This Agreement and the Merger shall have been approved and adopted by the stockholders of WABCO, and (ii) this Agreement and the Merger shall have been approved and adopted by the shareholders of MotivePower.

                  (b) Waiting Periods; Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any other approvals required under applicable analogous foreign laws shall have been obtained, except where the failure to obtain such approval would not, individually or in the aggregate, have a Material Adverse Effect on MotivePower and its Subsidiaries, taken as a whole, after giving effect to the Merger.

                  (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint shall prohibit the consummation of the Merger.

                  (d) Pooling of Interests. WABCO and MotivePower shall each have received a letter from their respective independent accountants addressed to WABCO or MotivePower, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

                  (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (f) Listing of Stock. The shares of WABCO Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  Section 6.2. Additional Conditions to Obligations of MotivePower. The obligations of MotivePower to consummate the Merger and the transactions contemplated hereby shall be subject to the satisfaction of the following additional conditions, any of which may be waived in writing exclusively by MotivePower:

                  (a) Representations and Warranties. The representations and warranties of WABCO set forth in this Agreement that are qualified as to materiality shall be true and correct as of the Closing Date and the representations and warranties that are not so qualified, taken together, shall be true and correct in all material respects, in each case as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date); and MotivePower shall have received a certificate signed on behalf of WABCO by an executive officer of WABCO to such effect.

                  (b) Performance of Obligations. WABCO shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant required to be performed and complied with by it under this Agreement at or prior to the Effective Time; and MotivePower shall have received a certificate signed on behalf of WABCO by an executive officer of WABCO to such effect.

                  (c) Tax Opinion. MotivePower shall have received an opinion of Sidley & Austin, in form and substance reasonably satisfactory to MotivePower, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

                  (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and WABCO and MotivePower will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

                  (ii) no gain or loss will be recognized by MotivePower or WABCO as a result of the Merger;

                  (iii) no gain or loss will be recognized by the shareholders of MotivePower upon the conversion of their shares of MotivePower Common Stock, together with any associated MotivePower Rights, into shares of WABCO Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of WABCO Common Stock;

                  (iv) the aggregate tax basis of the shares of WABCO Common Stock received in exchange for shares of MotivePower Common Stock, together with any associated MotivePower Rights, pursuant to the Merger (including a fractional share of WABCO Common Stock for which cash is paid) will be the same as the aggregate tax basis of such shares of MotivePower Common Stock;

                  (v) the holding period for shares of WABCO Common Stock received in exchange for shares of MotivePower Common Stock, together with any associated MotivePower Rights, pursuant to the Merger will include the holder's holding period for such shares of MotivePower Common Stock, provided such shares of MotivePower Common Stock were held as capital assets by the holder at the Effective Time; and

                  (vi) a stockholder of MotivePower who receives cash in lieu of a fractional share of WABCO Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

In rendering such opinion, Sidley & Austin may rely as to matters of fact upon the representations contained herein and may receive and rely upon representations from MotivePower, WABCO, and others, including representations from MotivePower to the effect of the representations in the MotivePower Tax Certificate and representations from WABCO to the effect of the representations in the WABCO Tax Certificate.

                  Section 6.3. Additional Conditions to Obligations of WABCO. The obligation of WABCO to effect the Merger is subject to the satisfaction of each of the following additional conditions, any of which may be waived in writing exclusively by WABCO:

                  (a) Representations and Warranties. The representations and warranties of MotivePower set forth in this Agreement that are qualified as to materiality shall be true and correct as of the Closing Date and the representations and warranties that are not so qualified, taken together, shall be true and correct in all material respects, in each case as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date); and WABCO shall have received a certificate signed on behalf of MotivePower by an executive officer of MotivePower to such effect.

                  (b) Performance of Obligations. MotivePower shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant required to be performed or complied with by it under this Agreement at or prior to the Effective Time; and WABCO shall have received a certificate signed on behalf of MotivePower by an executive officer of MotivePower to such effect.

                  (c) Tax Opinion. WABCO shall have received an opinion of Kirkland & Ellis, in form and substance reasonably satisfactory to WABCO, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

                  (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and WABCO and MotivePower will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

                  (ii) no gain or loss will be recognized by MotivePower or WABCO as a result of the Merger;

                  (iii) no gain or loss will be recognized by the shareholders of MotivePower upon the conversion of their shares of MotivePower Common Stock, together with any associated MotivePower Rights, into shares of WABCO Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of WABCO Common Stock;

                  (iv) the aggregate tax basis of the shares of WABCO Common Stock received in exchange for shares of MotivePower Common Stock, together with any associated MotivePower Rights, pursuant to the Merger (including a fractional share of WABCO Common Stock for which cash is paid) will be the same as the aggregate tax basis of such shares of MotivePower Common Stock;

                  (v) the holding period for shares of WABCO Common Stock received in exchange for shares of MotivePower Common Stock, together with any associated MotivePower Rights, pursuant to the Merger will include the holder's holding period for such shares of MotivePower Common Stock, provided such shares of MotivePower Common Stock were held as capital assets by the holder at the Effective Time; and

                  (vi) a stockholder of MotivePower who receives cash in lieu of a fractional share of WABCO Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

In rendering such opinion, Kirkland & Ellis may rely as to matters of fact upon the representations contained herein and may receive and rely upon representations from MotivePower, WABCO, and others, including representations from MotivePower to the effect of the representations in the MotivePower Tax Certificate and representations from WABCO to the effect of the representations in the WABCO Tax Certificate.

                                   ARTICLE VII

                                   TERMINATION

                  Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(m), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the shareholders of MotivePower or the stockholders of WABCO:

                  (a) by mutual written consent of MotivePower and WABCO; or

                  (b) by either MotivePower or WABCO, if the Merger shall not have been consummated by January 31, 2000 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the End Date; or

                  (c) by either MotivePower or WABCO, if a court of competent jurisdiction or other Governmental Entity shall have issued a final, non-appealable order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                  (d) by either MotivePower or WABCO (i) if, at the WABCO Stockholders Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of WABCO in favor of adoption of this Agreement shall not have been obtained or (ii) if, at the MotivePower Shareholders Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of MotivePower in favor of adoption of this Agreement shall not have been obtained; or

                  (e) by WABCO, if the Board of Directors of MotivePower shall not have recommended or shall have modified in a manner materially adverse to WABCO its recommendation of this Agreement and the Merger; or

                  (f) by WABCO, if MotivePower or any of its Affiliates shall have materially and knowingly breached the covenant contained in Section 5.1; or

                  (g) by WABCO or MotivePower at any time on or prior to 5:00 p.m., eastern time on the 45th day after the date hereof, or if earlier, the date of the MotivePower Shareholders Meeting, if the Board of Directors of MotivePower shall have determined to recommend a Takeover Proposal to its shareholders and to enter into a binding written agreement concerning such Takeover Proposal after determining, pursuant to Section 5.1, that such Takeover Proposal constitutes a Superior Proposal; provided, however, that MotivePower may not terminate this Agreement pursuant to this Section 7.1(g) unless (i) MotivePower has delivered to WABCO a written notice of MotivePower's intent to enter into such an agreement to effect the Superior Proposal, attaching the most current version of such agreement to such notice (which version shall be updated on a current basis), (ii) five business days have elapsed following delivery to WABCO of such written notice by MotivePower and (iii) during such five business day-period MotivePower has fully cooperated with WABCO, including informing WABCO (to the extent not otherwise done so pursuant to clause (i) or Section 5.1(b)) of the terms and conditions of the Takeover Proposal, with the intent of enabling WABCO to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; provided, further, that MotivePower may not terminate this Agreement pursuant to this Section 7.1(g) unless at the end of such five business day-period the Board of Directors of MotivePower continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal and prior to such termination MotivePower pays to WABCO the amounts specified under Section 7.3(d); or

                  (h) by MotivePower, if a material breach of or failure to perform any representation, warranty, covenant or agreement on the part of WABCO set forth in this Agreement shall have occurred which would cause the conditions set forth in Sections 6.2(a) or 6.2(b) not to be satisfied, and such conditions are incapable of being satisfied by the End Date; or

                  (i) by MotivePower, if the Board of Directors of WABCO shall not have recommended or shall have modified in a manner materially adverse to MotivePower its recommendation of this Agreement and the Merger; or

                  (j) by MotivePower, if WABCO or any of its Affiliates shall have materially and knowingly breached the covenant contained in Section 5.1; or

                  (k) by MotivePower or WABCO at any time on or prior to 5:00 p.m., eastern time on the 45th day after the date hereof, or if earlier, the date of the WABCO Stockholders Meeting, if the Board of Directors of WABCO shall have determined to recommend a Takeover Proposal to its stockholders and to enter into a binding written agreement concerning such Takeover Proposal after determining, pursuant to Section 5.1, that such Takeover Proposal constitutes a Superior Proposal; provided, however, that WABCO may not terminate this Agreement pursuant to this Section 7.1(k) unless (i) WABCO has delivered to MotivePower a written notice of WABCO's intent to enter into such an agreement to effect the Superior Proposal, attaching the most current version of such agreement to such notice (which version shall be updated on a current basis),
(ii) five business days have elapsed following delivery to MotivePower of such written notice by WABCO and (iii) during such five business day-period WABCO has fully cooperated with MotivePower, including informing MotivePower (to the extent not otherwise done so pursuant to clause (i) or Section 5.1(b)) of the terms and conditions of the Takeover Proposal and the identity of the Person making the Takeover Proposal, with the intent of enabling MotivePower to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; provided, further, that WABCO may not terminate this Agreement pursuant to this Section 7.1(k) unless at the end of such five business day-period the Board of Directors of WABCO continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal and prior to such termination WABCO pays to MotivePower the amounts specified under Section 7.3(b); or

                  (l) by WABCO, if a material breach of or failure to perform any representation, warranty, covenant or agreement on the part of MotivePower set forth in this Agreement shall have occurred which would cause the conditions set forth in Sections 6.3(a) or 6.3(b) not to be satisfied, and such conditions are incapable of being satisfied by the End Date.

                  Section 7.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, there shall be no liability or obligation on the part of MotivePower, WABCO or their respective officers, directors, stockholders or Affiliates, except as set forth in Section
7.3 and except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements contained in this Agreement; provided, however, that the provisions of Sections 7.3, 8.2 and 8.7 of this Agreement and the Confidentiality Agreement, the WABCO Option Agreement and the MotivePower Option Agreement shall remain in full force and effect and survive any termination of this Agreement.

                  Section 7.3. Fees and Expenses. (a) Except as set forth in this Section 7.3 or elsewhere in this Agreement, the WABCO Option Agreement or the MotivePower Option Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that MotivePower and WABCO shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing and filing of the Joint Proxy Statement (including any related preliminary materials), the Registration Statement (including financial statements and exhibits) and any pre- or post-effective amendments or supplements thereto, the joint proxy statement dated July 22, 1999 of MotivePower and WABCO (including any related preliminary materials) and the registration statement on S-4 of MotivePower declared effective on July 22, 1999 (including financial statements and exhibits) and any pre- or post-effective amendments thereto.

                  (b) If this Agreement is terminated pursuant to Section 7.1(i), 7.1(j) or 7.1(k), WABCO shall (i) reimburse MotivePower upon demand for all out-of-pocket fees and expenses ("MotivePower Fees and Expenses") incurred or paid by or on behalf of MotivePower or any Subsidiary of MotivePower in connection with this Agreement and the transactions contemplated herein, including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, however, that WABCO shall not be required to reimburse MotivePower for any MotivePower Fees and Expenses in excess of $2,000,000 in the aggregate, and (ii) pay to MotivePower a termination fee of $15 million in cash within one business day after such termination.

                  (c) If this Agreement is terminated pursuant to Section 7.1(d)(i) and either (I) a Takeover Proposal with respect to WABCO shall have been made after the date of this Agreement and prior to the WABCO Stockholders Meeting or (II) the Board of Directors of WABCO shall not have recommended or shall have modified in a manner materially adverse to MotivePower its recommendation of this Agreement and the Merger, WABCO shall (i) reimburse MotivePower upon demand for all MotivePower Fees and Expenses; provided, however, that WABCO shall not be obligated to reimburse MotivePower for any MotivePower Fees and Expenses in excess of $2,000,000 in the aggregate, and (ii) pay to MotivePower a termination fee of $15 million in cash within one business day after such termination.

                  (d) If this Agreement is terminated pursuant to Section 7.1(e), 7.1(f) or 7.1(g), MotivePower shall (i) reimburse WABCO upon demand for all out-of-pocket fees and expenses ("WABCO Fees and Expenses") incurred or paid by or on behalf of WABCO or any Subsidiary of WABCO in connection with this Agreement and the transactions contemplated herein, including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, however, that MotivePower shall not be obligated to reimburse WABCO for any WABCO Fees and Expenses in excess of $2,000,000 in the aggregate, and
(ii) pay to WABCO a termination fee of $15 million in cash within one business day after such termination.

                  (e) If this Agreement is terminated pursuant to Section 7.1(d)(ii) and either (I) a Takeover Proposal with respect to MotivePower shall have been made after the date of this Agreement and prior to the MotivePower Shareholders Meeting or (II) the Board of Directors of MotivePower shall not have recommended or shall have modified in a manner materially adverse to WABCO its recommendation of this Agreement and the Merger, MotivePower shall (i) reimburse WABCO upon demand for all WABCO Fees and Expenses; provided, however, that MotivePower shall not be obligated to reimburse WABCO for any WABCO Fees and Expenses in excess of $2,000,000 in the aggregate, and (ii) pay to WABCO a termination fee of $15 million in cash within one business day after such termination.

                  (f) If one party fails to promptly pay to the other any fee or expense due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

                  Section 7.4. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of WABCO or the shareholders of MotivePower, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders or shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 7.5. Extension; Waiver. The parties hereto mutually release and waive any claims that either party may have against the other pursuant to or in connection with the Original Merger Agreement and the transactions contemplated thereby. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto contained herein, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for covenants and agreements which, by their terms, are to be performed after the Effective Time and except for the MotivePower Tax Certificate and WABCO Tax Certificate. The Confidentiality Agreement shall survive the execution and delivery of this Agreement but shall terminate and be of no further force and effect as of the Effective Time.

                  Section 8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  if to MotivePower, to

                                    Two Gateway Center
                                    14th Floor
                                    Pittsburgh, PA  15222
                                    Attention:  Chief Executive Officer
                                    Facsimile No.:  (412) 201-1116

                           with copies to:

                                    Doepken Keevican & Weiss
                                    58th Floor, USX Tower
                                    600 Grant Street
                                    Pittsburgh, PA  15219-2703
                                    Attention: Leo A. Keevican, Jr.
                                    Facsimile No.:  (412) 355-2609

                           and

                                    Sidley & Austin
                                    Bank One Plaza
                                    10 South Dearborn Street
                                    Chicago, IL  60603
                                    Attention:  Frederick C. Lowinger
                                    Facsimile No.:  (312) 853-7036

                  (b)  if to WABCO, to:

                                    1001 Air Brake Avenue
                                    Wilmerding, PA  15148
                                    Attention:  Chief Executive Officer
                                    Facsimile No.:  (412) 825-1156

                           with copies to:

                                    Reed Smith Shaw McClay
                                    435 Sixth Avenue
                                    Pittsburgh, PA  15219
                                    Attention:  David DeNinno
                                    Facsimile No.:  (412) 288-3218

                           and

                                    Kirkland & Ellis
                                    655 15th Street, N.W.
                                    Washington, D.C.  20005
                                    Attention: Jack Feder
                                    Facsimile No.:  (202) 879-5200

                  Section 8.3. Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

                  Section 8.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  Section 8.5. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein), the WABCO Option Agreement and the MotivePower Option Agreement (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including without limitation the Original Merger Agreement, and (b) except as provided in Section 5.12 of this Agreement and this Section 8.5, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder or thereunder.

                  Section 8.6. Governing Law. Except to the extent that the laws of the State of

Delaware are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, regardless of the laws that might otherwise govern under the applicable principles of conflicts of laws thereof.

                  Section 8.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempted assignment thereof without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  IN WITNESS WHEREOF, MotivePower and WABCO have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                       MOTIVEPOWER INDUSTRIES, INC.


                                       By:    /s/ John C. Pope
                                       Name:  John C. Pope
                                       Title: Chairman of the Board



                                       WESTINGHOUSE AIR BRAKE COMPANY



                                       By:    /s/ William E. Kassling
                                       Name:  William E. Kassling
                                       Title: Chief Executive Officer

                                                               Exhibit 1.4(b)



The By-Laws of WABCO shall be amended and restated at the Effective Time to read as follows:


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                         WESTINGHOUSE AIR BRAKE COMPANY

                     (hereinafter called the "Corporation")

                   (Adopted effective ____________ ___, 1999)



                                    ARTICLE I

                                     OFFICES

                  Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.



                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Annual Meetings. The annual meeting of stockholders (the "Annual Meeting of Stockholders") shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting Directors shall be elected and such other business as may properly be brought before the meeting shall be transacted. Written notice of the Annual Meeting of Stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

                  Section 3. Special Meetings. Unless otherwise prescribed by law, special meetings of stockholders ("Special Meetings of Stockholders"), for any purpose or purposes, may be called by (i) the Chairman, if there be one, (ii) the Chief Executive Officer (iii) Directors constituting not less than half of the members of the Board of Directors then in office or (iv) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, in each case by delivering a written request to the Secretary. Such request shall state the purpose or purposes of the proposed meeting. At any time, upon the written request of any person or persons who have duly called a Special Meeting of Stockholders, it shall be the duty of the Secretary to fix the date of the Meeting, to be held not more than 75 days after the receipt of the request, and to give due notice thereof. Special Meetings of Stockholders shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and as set forth in the notice of the Meeting. Written notice of a Special Meeting of Stockholders stating the place, date and hour of the Meeting and the purpose or purposes for which the Meeting is called shall be given not less than ten nor more than sixty days before the date of the Meeting to each stockholder entitled to vote at such Meeting.

                  Section 4. Quorum. Except as otherwise provided by law or by the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

                  Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation, these By-Laws or any Certificate of Designation with respect to any preferred stock of the Corporation ("Preferred Stock"), any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

                  Section 6. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

                  Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                  Section 9. Notice of Stockholder Business.

                  (a) Annual Meetings of Stockholders.

                     (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), or (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors). Nominations of persons for election to the Board of Directors of the corporation shall exclusively be made pursuant to Sections 1(b) and 8 of Article III hereof.

                     (2) For business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (a)(1) of this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year's proxy statement for the annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to any business that the stockholder properly proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) a representation that the stockholder intends to appear in person or by proxy at the meeting to raise the proposal specified in the notice; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting.

                  (c) General.

                     (1) Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 9 and, if any proposed business is not in compliance with this Section 9, to declare that such defective proposal shall be disregarded.

                     (2) For purposes of this Section 9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

                     (3) Notwithstanding the foregoing provisions of this
Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.



                                   ARTICLE III

                                    Directors

                  Section 1. Number and Election of Directors.

                  (a) The Board of Directors of the Corporation (the "Board") shall consist of such number of persons as is determined from time to time by the affirmative vote of a majority of the Directors then in office.

                  (b) Pursuant to Section 8 of this Article III, the Board shall maintain a Nominating Committee, which Nominating Committee shall nominate persons to be elected to the Board.

                  (c) Each director elected shall be elected to one of three classes. The term of office of those directors of the first class shall expire at the annual meeting next ensuing; of the second class one year thereafter; and of the third class two years thereafter. Beginning at the annual meeting next ensuing, directors shall be elected for three-year terms of office. In all such cases, a director's term of office shall continue until his successor is duly elected and qualified or until his earlier resignation or removal.

                  Section 2. Duties and Powers.

                  (a) The Board of Directors shall have full power to control, manage and direct the business of WABCO and to take such actions as may be necessary to further the purposes of WABCO.

                  (b) The management of the business of the Corporation shall be the responsibility of a Chief Executive Officer, to be appointed by the Board of Directors. William E. Kassling shall continue to be the Chief Executive Officer of the Corporation and he shall continue to serve as Chief Executive Officer until replaced by the Board of Directors in accordance with the provisions of any employment agreement then in force between the Corporation and Mr. Kassling. The Chief Executive Officer of the Corporation, shall, subject to subsection (a) above, be entitled to make all decisions regarding the ordinary course of business operation of the Corporation according to good business practice.

                  (c) All of the Directors shall have one vote each.

                  Section 3. Meetings.

                  (a) Regular meetings of the Board of Directors shall be held in Wilmerding, Pennsylvania, or at such other place as may be determined from time to time by the Board of Directors. Regular meetings of the Board of Directors shall be held no less frequently than quarterly and at such times as may be determined by the Board of Directors. Any business that properly may be transacted by the Board of Directors may be transacted at any regular meeting thereof.

                  (b) Special meetings of the Board of Directors may be called any time by the Chairman of the Board, the Chief Executive Officer or by a majority of the Directors then in office. Any such person or persons desiring to call a special meeting or to have a matter placed on the agenda for a special meeting shall so notify the other members of the Board of Directors and the Chief Executive Officer in writing at least three (3) days before the date such meeting is called for. Such notifications shall be accompanied by such supplemental and explanatory information as may be necessary or appropriate in the circumstances. Notice of a special meeting stating the date, time, place and purpose thereof shall be furnished by the Chief Executive Officer or the Secretary in writing to each member of the Board of Directors not later than twenty-four (24) hours before the date of such meeting. Notice of a special meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Only matters placed on the agenda pursuant to this subsection (b) may be considered at a special meeting unless the members of the Board of Directors unanimously agree otherwise.

                  Section 4. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation, these By-Laws or any Certificate of Designation with respect to Preferred Stock, at all meetings of the Board of Directors, a majority of the Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

                  Section 5. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                  Section 6. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 6 shall constitute presence in person at such meeting. The Chief Executive Officer or the Secretary shall provide to the Directors, within a reasonable time, written minutes of each meeting.

                  Section 7. Committees. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

                  Section 8. Nominating Committee. In addition to any other committees of the Board established pursuant to Section 7 of this Article III, the Board shall at all times have a Nominating Committee consisting of such number of directors as shall be designated by the Chairman of the Board from time to time. The Chairman of the Board shall have exclusive authority to select the members of the Board who will serve on the Nominating Committee. The Nominating Committee shall have exclusive authority to nominate persons to be elected to the Board. Subject to the provisions of Section 1 of Article III of these By-Laws, the Nominating

Committee shall review the size and composition of the Board and make nominations with respect to the persons to be elected as directors.

                  Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director or such other compensation (including without limitation the grant of stock options) as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason. or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders ; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.



                                   ARTICLE IV

                                    OFFICERS

                  Section 1. General. (a) The officers of the Corporation shall be the Chief Executive Officer, the President, a Secretary and a Treasurer, and may include a Chairman of the Board and one or more Vice-Chairmen of the Board or Vice Presidents as the Board of Directors may from time to time determine. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation or, except in the case of the Chairman or Vice Chairman of the Board of Directors, need such officers be directors of the Corporation.

                  Section 2. Election. The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

                  Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                  Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. During the absence or disability of the Chief Executive Officer, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer. The Chairman and any Vice Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to them by these By-Laws or by the Board of Directors.

                  Section 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors and each Vice Chairman, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

                  Section 6. President. The President shall, subject to the control of the Board of Directors, be the chief operating officer of the Corporation and, in such capacity shall be responsible for the day-to-day business operations of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

                  Section 7. Vice Presidents. At the request of the President or Chief Executive Officer or in their absence or in the event of their inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President or Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President or Chief Executive Officer. Each Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or Chief Executive Officer or in the event of the inability or refusal of the President or Chief Executive Officer to act, shall perform the duties of the President or Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President or Chief Executive Officer.

                  Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meeting of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed as the case may be.

                  Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  Section 10. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                  Section 11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of an be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.



                                    ARTICLE V

                                      STOCK

                  Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

                  Section 2. Signatures. Where a certificate is countersigned by
(i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

                  Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days not less than ten days before the date of such meeting, nor more than sixty days prior to any other such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.



                                   ARTICLE VI

                                     NOTICES

                  Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

                  Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.



                                   ARTICLE VII

                               GENERAL PROVISIONS

                  Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                  Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 3. Fiscal Year. The fiscal year of the Corporation shall be January 1 to December 31.

                  Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The sell may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



                                  ARTICLE VIII

                                 INDEMNIFICATION

                  Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), payments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful. The termination of any action, suit or proceeding by payment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

                  Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director or officer. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

                  Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the presence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 or 2 of this Article VIII . The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

                  Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it can ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

                  Section 7. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not entitled in Sections 1 and 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

                  Section 8. Insurance. The Corporation may purchase or maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the right or obligation to indemnify him against such liability under the provisions of this Article VIII.

                  Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in connection to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed by consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this
Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

                  Section 10. Survival of Indemnification an Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators or such a person.

                  Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

                  Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VIII to directors and officers of the Corporation.



                                   ARTICLE IX

                                   AMENDMENTS

                  Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders at any annual or special meeting or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the Board of Directors then in office. Notwithstanding the foregoing, Article VIII hereof shall not be altered, amended or repealed in whole or in part, unless such alteration, amendment or repeal is approved by the stockholders of the Corporation pursuant to a vote which would be sufficient to adopt an amendment to the Certificate of Incorporation of the Corporation.

                                                                  Exhibit 1.4(c)

Class I with terms expiring in 2000

                  Robert J. Brooks
                  Gregory T.H. Davies
                  Kim G. Davis
                  Nicholas J. Stanley

Class II with terms expiring in 2001

                  Gilbert E. Carmichael
                  James C. Huntington, Jr.
                  James P. Kelley
                  James P. Miscoll

Class III with terms expiring in 2002

                  Emilio A. Fernandez
                  Leo B. Foster II
                  William E. Kassling
                  James V. Napier

                                                                  Exhibit 1.4(d)

Position                                              Name
--------                                              ----

Chairman of the Board and                   William E. Kassling
Chief Executive Officer

President and Chief                         Gregory T.H. Davies
  Operating Officer

Executive Vice President,                   Howard J. Bromberg
 Friction Products

Executive Vice President,                   Joseph S. Crawford, Jr.
  Railroad

Executive Vice President,                   John M. Meister
 Transit

Vice Chairman                               Gilbert E. Carmichael

Vice Chairman                               Emilio A. Fernandez

Senior Vice President,                      Robert J. Brooks
  Chief Financial Officer
  and Secretary

Vice President, Investor                    Timothy R. Wesley
  Relations and Corporate
  Communications

Vice President, Human                       Kevin P. Conner
  Resources

Vice President and                          Thomas P. Lyons
  Treasurer

Vice President and                          David L. Bonvenuto
  Controller

Vice President, Internal                    George A. Socher
  Audit

Vice President, Business                    Jeffrey A. Plut
  Development

                                                                 Exhibit 5.10(a)



             FORM OF AFFILIATE LETTER FOR AFFILIATES OF MOTIVEPOWER


Westinghouse Air Brake Company
1002 Air Brake Avenue
Wilmerding, PA  15148



Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of MotivePower Industries, Inc., a Pennsylvania corporation ("MotivePower"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger dated as of September 26, 1999 (the "Merger Agreement") between MotivePower and Westinghouse Air Brake Company, a Delaware corporation ("WABCO"), MotivePower will be merged with and into WABCO (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

                  As a result of the Merger, I may receive shares of Common Stock, par value $.01 per share, of WABCO (the "WABCO Shares") in exchange for shares of Common Stock, par value $.01 per share, of MotivePower, together with any associated preferred stock purchase rights (the "MotivePower Shares") owned by me or purchasable upon exercise of stock options.

         1. I represent, warrant and covenant to MotivePower that in the event I receive any WABCO Shares as a result of the Merger:

                  A. I shall not make any sale, transfer or other disposition of the WABCO Shares in violation of the Act or the Rules and Regulations.

                  B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the WABCO Shares, to the extent I felt necessary, with my counsel or counsel for MotivePower.

                  C. I have been advised that the issuance of the WABCO Shares to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the

Merger is submitted for a vote of the stockholders of MotivePower, (a) I may be deemed to be an affiliate of MotivePower and (b) the distribution by me of the WABCO Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the WABCO Shares issued to me in the Merger unless (i) in the opinion of counsel reasonably satisfactory to WABCO, such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to WABCO, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  D. I understand that WABCO is under no obligation to register the sale, transfer or other disposition of the WABCO Shares by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

                  E. I also understand that there will be placed on the certificates for the WABCO Shares issued to me, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [_____] [__], 1999 BETWEEN THE REGISTERED HOLDER HEREOF AND WESTINGHOUSE AIR BRAKE COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF WESTINGHOUSE AIR BRAKE COMPANY."

                  F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, WABCO reserves the right to put the following legend on the certificates issued to my transferee:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                  G. I further represent to, and covenant with, WABCO that I will not, during the 30 days prior to the Effective Time (as defined in the Merger Agreement), sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release

No. 135) with respect to MotivePower Shares or shares of the capital stock of WABCO that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the WABCO Shares received by me in the Merger or any other shares of the capital stock of WABCO until after such time as results covering at least 30 days of combined operations of WABCO and MotivePower have been published by WABCO, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations.

                  H. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of MotivePower as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

         2. By WABCO's acceptance of this letter, WABCO hereby agrees with me as follows:

                  A. For so long as and to the extent necessary to permit me to sell the WABCO Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, WABCO shall use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon request a written statement as to whether WABCO has complied with such reporting requirements during the 12 months preceding any proposed sale of the WABCO Shares by me under Rule 145. WABCO has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

                  B. It is understood and agreed that the certificates with the legends set forth in paragraphs E and F above will be replaced with certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the WABCO Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the WABCO Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) WABCO has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to WABCO, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.


                                      Very truly yours,

                                      __________________________
                                      Name:


Agreed and accepted this ___day
of [____], 1999, by

WESTINGHOUSE AIR BRAKE COMPANY


By_________________________
    Name:
    Title:

                                                                 EXHIBIT 5.10(b)

                FORM OF AFFILIATE LETTER FOR AFFILIATES OF WABCO


Westinghouse Air Brake Company
1001 Air Brake Avenue
Wilmerding, PA  15148


Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Westinghouse Air Brake Company, a Delaware corporation ("WABCO"), as the term "affiliate" is defined for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission ("Commission"). Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger dated as of September 26, 1999 (the "Merger Agreement") between WABCO and MotivePower Industries, Inc., a Pennsylvania corporation ("MotivePower"), MotivePower will be merged with and into WABCO (the "Merger").

                  I represent to, and covenant with, WABCO that I will not, during the period beginning 30 days prior to the Effective Time (as defined in the Merger Agreement) until after such time as results covering at least 30 days of combined operations of WABCO and MotivePower have been published by WABCO, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations, sell, transfer or otherwise dispose of or reduce my risk with respect to any shares of the capital stock of WABCO or MotivePower that I may hold.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of WABCO as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                             Very truly yours,

                                             ______________________________
                                             Name:
Accepted this ___day of
[_____], 1999, by

WESTINGHOUSE AIR BRAKE COMPANY

By_________________________
    Name: